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                                                                   EXHIBIT 4.10


                       NOTE AND EQUITY PURCHASE AGREEMENT




                                  by and among




                       CLEAR COMMUNICATIONS GROUP, INC.,
                            CLEAR HOLDINGS, INC. AND
                   ITS SUBSIDIARIES' LISTED ON ANNEX B HERETO

                                      AND


                       AMERICAN CAPITAL STRATEGIES, LTD.




                                NOVEMBER 1, 1999


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                       NOTE AND EQUITY PURCHASE AGREEMENT
             $17,500,000 PRINCIPAL AMOUNT SENIOR SUBORDINATED NOTES
                  DUE 2005 OF CLEAR COMMUNICATIONS GROUP, INC.


                          WARRANTS TO PURCHASE SHARES
                      OF CLEAR HOLDINGS, INC. COMMON STOCK


         THIS NOTE AND EQUITY PURCHASE AGREEMENT (this "Agreement"), dated as of November 1, 1999, is by and among CLEAR COMMUNICATIONS GROUP, INC., a Georgia corporation (the "Company"), CLEAR HOLDINGS, INC., a Georgia corporation and sole shareholder of the Company ("Holdings"), its Subsidiaries listed on Annex B hereto, and AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation ("ACS" or "Purchaser"). Capitalized terms used and not defined elsewhere in this Agreement are defined in Article 1 hereof.

         To induce the Purchaser to purchase the Notes from the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

                             ARTICLE 1 DEFINITIONS

         1.1 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

         "ACS" has the meaning assigned to such term in the preamble hereto.

         "Acquisition" means the acquisition by a Person (by purchase, exchange, merger, consolidation or otherwise) of (i) all, or substantially all, Equity Interests of another Person, or (ii) all, or substantially all, of the operating assets or property of another Person, or assets or property which constitute all, or substantially all, of the assets of a division or a separate (or separable) line of business of another Person.

         "Acquisition Loan Expiry Date" means the earlier of (i) October 31, 2000 or (ii) that date on which the maximum amount of the Tranche B Notes have been purchased.

         "Acquisition Target" has the meaning set forth in the definition of "Approved Acquisition."

         "Adjusted Net Earnings," with respect to any fiscal period of any Person, means the net earnings (or loss) for such fiscal period of such Person, and its consolidated Subsidiaries, all as reflected on the financial statements of such Person and its consolidated Subsidiaries supplied to Purchaser pursuant to subsection 7.1(e) or in furtherance of making any Approved Acquisition, but excluding: (i) any gain or loss arising from the sale of capital assets; (ii) any non-cash gain


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or loss arising from any write-up or write-down of assets during such period;
(iii) earnings of any Subsidiary of each Person accrued prior to the date it became a Subsidiary; (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner by such Person or any consolidated Subsidiary, realized by such Person prior to the date of such acquisition; (v) net earnings of any entity (other than a Subsidiary of such Person) in which such Person has an ownership interest unless such net earnings have actually been received by such Person or any consolidated Subsidiary in the form of cash Restricted Junior Payments; (vi) any portion of the net earnings of any Subsidiary of such Person which for any reason is unavailable for payment of Restricted Junior Payments to such Person; (vii) the earnings of any Person to which any assets of such Person or any consolidated Subsidiary shall have been sold, transferred or disposed of, or into which such Person shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the acquisition of any Equity Interests in such Person or any consolidated Subsidiary; and (ix) any gain or loss arising from extraordinary or non-recurring items; all as determined on a consolidated basis in accordance with GAAP.

         "Affiliate" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, the Company; (b) directly or indirectly owning or holding ten percent (10%) or more of any Equity Interest in the Company; or (c) ten percent (10%) or more of whose Equity Interest is directly or indirectly owned or held by the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Equity Interests, by contract or otherwise. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of any Loan Party and (b) the Purchaser and Stratford shall not be deemed to be Affiliates.

         "Affiliate Subordination Agreement" means, collectively, the Affiliate Subordination Agreement dated as of the Closing Date, among the Loan Parties, Clear Investors, LLC, DFW Capital Partners, L.P./ ("DFW") and Purchaser, and the Affiliate Subordination Agreement dated as of the Closing Date, among the Loan Parties, Stratford and Purchaser, as such agreements may hereafter be amended, supplemented or otherwise modified from time to time.

         "Affiliate Guarantors" means the Subsidiaries of the Company, Holdings and any additional Subsidiaries executing a joinder agreement pursuant to
Section 7.2(m) hereof, and, with respect to the obligations of Holdings to the Purchaser, shall include the Company.

         "Agreement" means this Note and Equity Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Annualization Period" means the period from the Initial Test Month through the fiscal month of the Company ending March 31, 2000.

         "Annualized" means, in respect of any revenue, income, expenditure or expense item used in the financial covenants set forth in Section 7.3, a method of calculation whereby, during


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the Annualization Period, such item is computed by adding together the month-to-month components of such item, beginning with the fiscal month of the Company ending April 30, 1999 and ending with the fiscal month then most recently completed, dividing the sum resulting by the number of fiscal months completed since April 1, 1999 (inclusive of the fiscal month of the Company then most recently completed), and multiplying the quotient resulting by the number twelve (12); provided, however, that, in the case of Interest Expense in relation to the Notes, "Annualized" shall mean, instead, the amount thereof determined from month-to-month, beginning with the Initial Test Month and ending with the fiscal month then most recently completed, dividing the sum resulting by the number of fiscal months completed since the Initial Test Month (inclusive of the fiscal month then most recently completed), and multiplying the quotient resulting by the number twelve (12).

         "Appraised Value" means the value of a security (i) as determined by the Board of Directors of the Company and agreed to by the holders of a majority of the Subject Securities to be affected by such determination, but if there is no such agreement within twenty (20) days after the date as of which such value is to be determined, (ii) as determined on a control premium basis without discount for limitations on voting rights, minority interests, illiquidity or restrictions on transfer, as determined by an appraisal performed at the Loan Parties' expense by any of (x) Houlihan, Lokey, Howard & Zukin, (y) Duff & Phelps or (z) Willamette Management Associates, or any successor to such firms, as the Loan Parties shall elect; provided that such appraiser shall be directed to determine fair market value of such security as soon as practicable, but in no event later than thirty (30) days from the date of its selection and for such purposes all rights, options and warrants to subscribe for or purchase, and other securities convertible into or exchangeable for Common Stock shall be deemed to be exercised, exchanged or converted, and the underlying Common Stock shall be deemed outstanding.

         "Approved Acquisition" shall mean any Acquisition made subsequent to the Closing Date which meets each of the following conditions, to the sole satisfaction of the Purchaser: (i) Purchaser shall have received not less than thirty (30) days advance written notice of the execution of the definitive acquisition agreement and been provided financial and other information it may reasonably request; (ii) at or prior to the closing of the Acquisition, the Acquisition shall have been approved by the board of directors or other comparable governing body of the Acquisition Target (as hereinafter defined);
(iii) the Person, operating assets or line of business acquired (herein, the "Acquisition Target") shall be in a Permitted Business; (iv) no Event of Default or Default shall exist at the time of such Acquisition or would result from, or be caused by, its consummation and all representations and warranties shall be true and correct as of the closing date of the Acquisition; (v) any change in the organizational structure of the Company and its Subsidiaries resulting from the Acquisition; e.g., any merger or consolidation, shall be made in accordance with the terms of Section 7.2(f) and (l); (vi) prior to or upon consummation of each such Acquisition, the Purchaser shall have received
(A) copies of all material documents, instruments, certificates and agreements executed by, between or among the Company or any of its Subsidiaries and the Acquisition Target (or the Person or Persons selling the Acquisition Target) evidencing, governing or relating to such Acquisition; and (B) such documents and instruments as the Purchaser shall determine may be necessary or advisable to grant or confirm to the Purchaser a Lien on or security interest in the Equity Interests, operating assets or line of business so acquired subject to no other Liens, except Permitted Liens, and (C) if


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the Acquisition Target is acquired by, and not merged into, the Company or any existing Affiliate Guarantor, a Pledge Agreement in respect of such Person's Equity Interests in accordance with Section 4.1(j) and a joinder agreement in respect of such Person as an Affiliate Guarantor hereunder in accordance with
Section 7.2(m); (vii) at the time of the closing of such Acquisition, the Company must demonstrate to the sole satisfaction of the Purchaser its compliance with all financial covenants set forth in Section 7.3 hereof, on a pro forma basis, giving effect to such Acquisition as of the end of the then most recently concluded fiscal quarter of the Company for which financial reports are then available, on an historical basis, for the respective twelve
(12) fiscal months period then ended, as reflected on restated financial statements (including income statements, balance sheets and cash flow summaries) for such fiscal period for the Loan Parties and the Acquisition Target on a consolidated basis (except that during the Annualization Period (as defined in the Credit Agreement), such financial statements shall be, as appropriate, annualized) provided; however, the pro forma ratio of Total Debt to EBITDA may not exceed 4.5 to 1.0 after giving effect to the funding of the Tranche B Notes; (viii) at the time of closing of such Acquisition, the Company must also demonstrate to the sole satisfaction of the Purchaser that, on a pro forma basis, over the twelve (12) fiscal months ending as of the most recently concluded fiscal month of the Acquisition Target prior to the Acquisition for which financial statements are available (the "test ending fiscal month"), the Acquisition Target, on a stand alone basis, had a positive EBITDA; (ix) to the extent that payment of any portion of the cost of any Acquisition is deferred, all purchase money Subordinated to the Indebtedness arising therefrom must be Indebtedness to the Purchaser; (x) if the Tranche B Note proceeds are to be used to finance, in whole or in part, such Acquisition, the total amount thereof shall not exceed one hundred percent (100%) of the purchase price of such Acquisition (including all expenses associated therewith); (xi) the Acquisition Target must be domiciled in, and have a majority of its business operations in, the continental United States; (xii) the Acquisition Target must be Y2K Compliant at time of Acquisition; (xiii) the Acquisition shall be closed substantially in accordance with the terms thereof, as reflected in the information delivered to Purchaser, unless otherwise approved by the Purchaser;
(xiv) on the date of closing of such Acquisition, the Purchaser shall have received from an Executive Officer, a certificate, in substantially the form of Exhibit G, confirming to the Loan Parties compliance with all the foregoing conditions (including, where appropriate, calculations of covenant compliance); and (xv) the purchase price for any such Acquisition may not exceed five (5) times EBITDA of the Acquisition Target on a stand alone basis.

         "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any of the following: (a) any of the stock of any of Company or any of its Subsidiaries or
(b) any or all of the assets of the Loan Parties, other than dispositions permitted by subsection 7.2(m)(i).

         "Board of Directors" means the board of directors, board of managers or similar governing body of a Person.

         "Business" means the business of the Loan Parties as such is planned and intended to be conducted following the Acquisitions.

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         "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in Maryland are authorized or required by law to close. "Bylaws" means the bylaws, operating agreement or similar governing instrument of a Person, including all amendments and supplements thereto.

         "Capital Expenditures" means expenditures made or liabilities incurred for the acquisition of fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of any Indebtedness represented by Capitalized Leases, determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "Capitalized Leases" means, with respect to any Person, leases of (or other agreements conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as capital leases on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9604, et seq.), as amended, and rules, regulations, standards guidelines and publications issued thereunder.

         "Change of Control" means the occurrence of any of the following:

         (a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of the Company representing in the aggregate more than 50% of the issued and outstanding equity securities on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of the Company by any holder or holders thereof representing in the aggregate more than 50% of the issued and outstanding equity securities on a fully diluted basis and the receipt of any consideration in connection therewith;

         (b) a merger, consolidation, reorganization, recapitalization or share exchange in which the stockholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them, cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of equity securities and Underlying Common Stock hold less than 50% of the voting securities, calculated on a fully diluted basis, of the resulting Persons entitled to vote in the election of directors, managers or similar functions;

         (c) a sale, transfer or other disposition of all or substantially all of the assets of the Loan Parties, on a consolidated basis;

         (d) any sale or issuance or series of sales or issuances of Common Stock or any other voting security (or security convertible into, exchangeable for, or exercisable for any other voting security) of the Company within a 12-month period that results in a transfer of more than


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50% of the issued and outstanding Common Stock or a transfer of more than 50%
of the voting power of the Company;

         (e) the initial public offer of securities by the Company other than an offering of securities for an employee benefit plan on SEC Form S-8 or a successor form; and

         (f) any member of Key-Management shall, subject to the grace periods provided in Section 7.2(r) hereof, cease to be employed by the Company in the official capacity in which they serve as of the Closing Date or shall cease to devote substantially all their time to the business of the Company.

         "Charter Documents" means the limited liability certificate, certificate or articles of incorporation, charter or similar instrument of a Person, as applicable, including all amendments and supplements thereto.

         "Closing" means the closing of the purchase and sale of the Securities pursuant to this Agreement.

         "Closing Date" means the date and time for delivery and payment of the Securities as finally determined pursuant to Section 2.4 hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Stock" means the Common Stock of Holdings, $.01 par value.

         "Company" has the meaning assigned to such term in the preamble hereto.

         "Condition" means any condition that results in or otherwise relates to any Environmental Liabilities.

         "Controlled Group" means the "controlled group of corporations" as that term is defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Loan Parties are a part from time to time.

         "Credit Agreement" means (i) the Credit Agreement, dated the date hereof, among the Loan Parties and Senior Lender (and any successors and assigns), and (ii) the other Loan Documents (as defined in the Credit Agreement) entered into in connection therewith, each as in effect on the Closing Date, as the same may be amended from time to time in accordance with the Subordination Agreement.

         "Current Acquisitions" means, collectively, the Acquisition by the Company of all Equity Interests in, and/or the business and assets of, each of TWR, TLC, RTC, MTG and SDI pursuant to the Current Acquisitions Documents on the Closing Date.


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         "Current Acquisitions Closing Costs" means, collectively, the total cash consideration payable by the Company to consummate the Current Acquisitions plus all closing costs related thereto.

         "Current Acquisitions Documents" means, collectively, (i) the Stock Purchase Agreement, dated on or about the Closing Date, by and among the Company, TWR and SDI (among others) pertaining to the Acquisition by the Company of TWR, TLC, RTC and SDI; and (ii) the Asset Purchase Agreement, dated on or about the Closing Date, by and between CPM (as assignee of the Company) and MTG (among others) pertaining to the Acquisition by CPM of the assets of MTG; together with all schedules and exhibits thereto, and all documents, instruments, certificates or agreements executed or exchanged in connection therewith.

         "Default" means any event or condition that, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

         "EBITDA," with respect to any Person, for any fiscal period of such Person, means Adjusted Net Earnings of such Person for such period, plus, to the extent deducted in computing such Adjusted Net Earnings, (a) Interest Expense, (b) any provision for income taxes, (c) depreciation expense, and (d) amortization expense; all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP; provided, however, that, in computing EBITDA of the Company, (i) for the purpose of determining whether any proposed Acquisition will be an Approved Acquisition, and (ii) for the twelve (12) fiscal months of the Company ending subsequent to each Approved Acquisition, EBITDA shall be based, in part, on the historical EBITDA of the Acquisition Target prior to its Acquisition (for the applicable number of fiscal months), after giving effect, however, to such pro forma adjustments therein for any owner compensation at the Acquisition Target, net savings related to any duplicate customer service related positions, facilities closures and other immediately realizable adjustments, all as proposed by the Company, and reviewed and approved by the Purchaser prior to their being permitted hereunder.

         "Environmental Laws" means any Laws that address, are related to or are otherwise concerned with environmental, health or safety issues, including any Laws relating to any emissions, releases or discharges of Pollutants into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, clean-up or control of Pollutants or any exposure or impact on worker health and safety.

         "Environmental Liabilities" means any obligations or liabilities (including any claims, suits or other assertions of obligations or liabilities) that are:

         (a) related to environmental, health or safety issues (including on-site or off-site contamination by Pollutants of surface or subsurface soil or water, and occupational safety and health); and

         (b) based upon or related to (i) any provision of past, present or future United States or foreign Environmental Law (including CERCLA and
RCRA) or common law, or (ii) any


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judgment, order, writ, decree, permit or injunction imposed by any court, administrative agency, tribunal or otherwise.

         The term "Environmental Liabilities" includes: (i) fines, penalties, judgments, awards, settlements, losses, damages (including foreseeable and unforeseeable consequential damages), costs, fees (including attorneys' and consultants' fees), expenses and disbursements; (ii) defense and other responses to any administrative or judicial action (including claims, notice letters, complaints, and other assertions of liability); and (iii) financial responsibility for (1) cleanup costs and injunctive relief, including any Removal, Remedial or other Response actions, and natural resource damages, and
(2) any other compliance or remedial measures.

         "EPA" means the United States Environmental Protection Agency and any governmental body or agency succeeding to the functions thereof.

         "Equity Interests" means the interest of a shareholder in a corporation, a partner (whether general or limited) in a partnership (whether general, limited or limited liability), a member in a limited liability company, or any other Person having any other form of equity security.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended, and the rules and regulations of any governmental agency or authority, as from time to time in effect, promulgated thereunder.

         "Escrowed Seller Debt" has the meaning assigned thereto in Section 4.1(x).

         "Excess Working Capital" means for each fiscal month of the Company, beginning with the Initial Test Month, the positive difference, determined for the Company, Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP, between (A) the sum of cash plus accounts receivable plus costs in excess of billings, and (B) the sum of accounts payable plus billings in excess of costs plus accruals, plus revolving loans under the Credit Agreement outstanding, plus total letter of credit exposure under the Credit Agreement; plus Two Million Dollars ($2,000,000).

         "Exempt Shares" means the Warrants and other shares issued or issuable by Company and identified as Exempt Shares on the Corporate Schedule.

         "Existing Credit Agreement" means the Credit Agreement, dated as of May 19, 1998, made by and between the Company and Fleet National Bank, individually and as administrative agent, among others, as modified or amended through the Closing Date.

         "Event of Default" means any of the events of default described in
Section 8.1 hereof.

         "Fair Market Value" means (i) if computed in connection with a Change of Control, the value realized by the holders of Common Stock as a result of such transaction, (ii) otherwise, if available, the Market Price or (iii) otherwise, the Appraised Value.


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         "Financing Conveyance" means a pledge or collateral assignment of a
Note to a third party lender to or financing source for (including any agents therefor) Purchaser, and any subsequent foreclosure, deed in lieu of foreclosure or similar event or transaction whereby such Note is further sold, assigned or conveyed and any subsequent sale, assignment or conveyance of such Note by or to any Person thereafter.

         "Financing Statements" has the meaning assigned to such term in
Section 4.1(e) hereof.

         "Fiscal Year" or "fiscal year" means each twelve-month period ending on December 31 of each year.

         "Fixed Charge Coverage" (excluding therefrom any Escrowed Seller Debt, as provided in Section 4.1(x)) shall mean the ratio of (i) EBITDA for the Test Period, minus unfinanced Capital Expenditures made in such period, to the extent then permitted to be made hereunder (as applicable), minus income taxes paid in cash during such period, plus any Tranche B Notes issued to the Company during such period (excluding therefrom, however, Notes issued on the Closing
Date), to (ii) the sum (without duplication) of Interest Expense for such period, plus payments (including prepayments) of principal on Total Debt made in such period (excluding therefrom any Escrowed Seller Debt, as provided in Section 4.1(x) hereof), plus any Restricted Junior Payments made in such period; all determined for the Company, Holdings and its Subsidiaries with respect to such period on a consolidated basis, in accordance with GAAP. In making the foregoing calculations during the Annualization Period, EBITDA, Capital Expenditures, income taxes and Interest Expense shall all be Annualized.

         "Funded Debt" means, collectively, all interest-bearing (including imputed interest) Indebtedness, including, without limitation, Indebtedness evidenced by the Notes, all purchase money Indebtedness, all capital lease obligations, all Indebtedness to the Sellers, the Senior Debt and any Subordinated Indebtedness. For purposes hereof, the term "Funded Debt" shall also include, without limitation, all LC Exposure (as defined in the Credit Agreement).

         "GAAP" has the meaning assigned to such term in Section 1.2 hereof.

         "Governmental Authorities" means any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality, governmental or quasi-governmental, domestic or foreign.

         "Guaranty" means any guaranty of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a take-or-pay contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is reflected on the balance sheet of such other Person, firm or corporation, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation


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shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

         "Holder" has the meaning assigned to such term in Section 9.1 hereof.

         "Indebtedness", as applied to any Person, means: (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capitalized Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument (other than trade accounts payable arising in the Ordinary Course of Business); provided, that the amount of any such obligation based on the revenues or profits of an acquired business or entity shall equal only the amount that has become fixed or determinable pursuant to the terms of such obligation; (e) payments owing in connection with existing or future Acquisitions under noncompete agreements, earn-out guaranties and similar arrangements; and (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Provided, however, for the purpose of Section 7.2(a), Indebtedness shall additionally include (a) indebtedness in respect of which such Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business on terms customary in the trade), (b) all obligations evidenced by notes, bonds, debentures, acceptances or instruments, or arising out of letters of credit or bankers' acceptances issued for such Person's account; and (c) all obligations for which such Person is obligated pursuant to a Guaranty.

         "Initial Test Month" means the fiscal month of the Company ending October 31, 1999.

         "Interest Coverage" means for each such fiscal month of the Company, the ratio of: (i) EBITDA for the Test Period then ended (computed, during the Annualization Period , on an Annualized basis), to (ii) total Interest Expense for the Test Period then ended (likewise computed, during the Annualization Period, on an Annualized basis); all determined for the Company and its Subsidiaries with respect to such period on a consolidated basis, in accordance with GAAP.

         "Interest Expense" means, for any period, the sum, for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period) including fees, but excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Interest Rate Protection Agreements in effect on the date hereof plus (c) all fees, including letter of credit fees and expenses, incurred hereunder during such period.


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         "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate collar or other interest rate hedging agreement or arrangement.

         "Investment" as applied to any Person means the amount paid or agreed to be paid or loaned, advanced or contributed to other Persons, and in any event shall include (i) any direct or indirect purchase or other acquisition of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) and (ii) any capital contribution to any other Person.

         "IRS" means the Internal Revenue Service and any governmental body or agency succeeding to the functions thereof.

         "Key-Management" means, as of the Closing Date, Stephen F. Johnston, Sr. and Michael Riley and any substitutions, additions or deletions permitted by Section 7.2(r).

         "Laws" means all U.S. and foreign federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies, rules of common law, and the like, now or hereafter in effect, including any judicial or administrative interpretations thereof, and any judicial or administrative orders, consents, decrees or judgments.

         "Lien" means any security interest, pledge, bailment, mortgage, hypothecation, deed of trust, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance or other similar arrangement or interest in real or personal property, now owned or hereafter acquired, whether such interest is based on common law, statute or contract.

         "Life Insurance" has the meaning assigned to such term in Section 4.1(k) hereof.

         "Loan Parties" means, collectively, the Company, Holdings and the Affiliate Guarantors.

         "Loan Points" means, collectively, a term sheet processing fee equal to $35,000 which fee has been received by ACS, and a closing processing fee equal to $402,500.

         "Manage" and "Management" means generation, production, handling, distribution, processing, use, storage, treatment, operation, transportation, recycling, reuse and/or disposal, as those terms are defined in CERCLA, RCRA and other Environmental Laws (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, such Environmental Laws).

         "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of each day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ

System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) days consisting of the day as of which "Market Price" is being determined and the 29 consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall not be used hereunder.

         "Material Adverse Effect" means a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Loan Parties, taken as a whole.

         "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for the benefit of the employees of the Loan Parties or any member of the Controlled Group.

         "Notes" has the meaning set forth in Section 2.1 hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions thereof.

         "Permitted Business" means (i) the business conducted by the Loan Parties on the Closing Date; namely, the provision of broad-based telecommunications, engineering and construction services to the wireless, wireline, cable (CATV) and fiber communication industries, including radio/network engineering, RF compliance, site acquisition, site planning, construction and project management, equipment installation and optimization, structural and architectural design and engineering, site maintenance, site management and build-to-suit; and (ii) such other business as any of the Loan Parties may engage hereafter, subject to the prior written approval of the Purchaser. The term "Permitted Business" shall not include, however, the purchase or building of any telecommunications tower for speculation, but a tower built with a minimum of one anchor tenant shall not be considered speculative.

         "Permitted Liens" has the meanings assigned to such term Section 7.2(b) hereof.

         "Person" means any individual, partnership, limited partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity or department, agency or political subdivision thereof.

         "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, established or maintained by the Loan Parties or any member of the Controlled Group.

         "Pledge Agreement" has the meaning assigned to such term in Section 4.1(f) hereof.

         "Pollutant" shall include any "hazardous substance" and any "pollutant or contaminant" as those terms are defined in CERCLA; any "hazardous waste" as that term is defined in RCRA;

and any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, guidelines and publications issued pursuant to, or otherwise in implementation of, said Environmental Laws); and including without limitation any petroleum product or byproduct, solvent, flammable or explosive material, radioactive material, asbestos, polychlorinated biphenyls (PCBs), dioxins, dibenzofurans, heavy metals, and radon gas; and including any other substance or material that is reasonably determined to present a threat, hazard or risk to human health or the environment.

         "Preferred Stock" means, collectively, Holding's Class A Convertible Preferred Stock, $.01 par value, Series C Convertible Preferred Stock, no par value, and Series D Senior Redeemable Preferred Stock, $.01 par value, outstanding as of the Closing Date.

         "Prime Rate" means the rate of interest that under current practice is listed as such under the heading "Money Rates" in the Eastern Edition of the Wall Street Journal, and if a range of rates is listed, the highest such rate, and should such practice change, such other indication of the prevailing prime rate of interest as may reasonably be chosen by Purchaser.

         "Properties and Facilities" has the meaning assigned to such term in
Section 5.1(r).

         "Proprietary Rights" means all patents, patent applications, trademarks, trade names, service marks, copyrights, inventions, production methods, licenses, formulas, know-how and trade secrets.

         "Purchase Documents" means this Agreement, the Notes, the Warrants and the Security Documents and all other agreements, instruments and documents delivered in connection therewith as any or all of the foregoing may be supplemented or amended from time to time.

         "Purchaser" has the meaning assigned to such term in the preamble hereto and in Section 6.2 hereof.

         "Put Option" has the meaning assigned to such term in Section 9.1 hereof.

         "Put Option Closing" has the meaning assigned to such term in Section
9.5 hereof.

         "Put Price" has the meaning assigned to such term in Section 9.2 hereof.

         "Put Shares" has the meaning assigned to such term in Section 9.2 hereof.

         "Qualified Initial Public Offering" means the consummation of an underwritten public offering of common stock by the Company to the general public under the Securities Act by the Company resulting in net cash proceeds of at least $30,000,000 to the Company and a minimum market capitalization of $80,000,000.

         "RCRA" means the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), as amended, and all rules, regulations, standards, guidelines, and publications issued thereunder.

         "Registrable Securities" means any Common Stock purchased upon the exercise of any Warrant and any Common Stock or other securities purchased pursuant to Article 10 hereof.

         "Removal," "Remedial" and "Response" actions shall include the types of activities covered by CERCLA, RCRA, and other comparable Environmental Laws, and whether the activities are those which might be taken by a government entity or those which a government entity or any other person might seek to require of waste generators, handlers, distributors, processors, users, storers, treaters, owners, operators, transporters, recyclers, reusers, disposers, or other persons under "removal," "remedial," or other "response" actions.

         "Reportable Event" means any of the events that are reportable under
Section 4043 of ERISA and the regulations promulgated thereunder, other than an occurrence for which the thirty (30) day notice contained in 29 C.F.R. ss. 2615.3(a) is waived.

         "Restricted Junior Payment" means: (i) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interests of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend or distribution payable solely in additional Equity Interests; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or membership interests of the Company or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness and/or the Indebtedness of the Loan Parties to Purchaser; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding.

         "SEC" means the Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

         "Securities" has the meaning assigned to such term in Section 2.3 hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement" has the meaning assigned to such term in Section 4.1(e) hereof

         "Security Documents" means the Security Agreement, the Pledge Agreement, the Financing Statements, and all other documents, instruments and other materials necessary to create or perfect the security interests created pursuant to the Pledge Agreement and Security Agreement.

         "Seller" means, collectively, (i) all persons who have been a party to an Acquisition as a seller and to whom Indebtedness is owed as identified on the Seller and Seller Debt Schedule annexed hereto; and (ii) such other Persons as from time to time hereafter are party to any Approved Acquisitions as sellers.

         "Seller Subordination Agreement" means (i) a Subordination Agreement, among a Seller, the Purchaser and the Company; or (iii) such other agreement (which may be incorporated into the document(s) evidencing the Seller Debt in question), between or among a Seller, the Company and the Purchaser (or to which the Purchaser is an express third party beneficiary) pursuant to which such Seller shall agree to subordinate its rights and claims against the Loan Party and any collateral on terms and conditions satisfactory to the Purchaser.

         "Senior Debt" means all amounts payable pursuant to the Credit Agreement in an amount not to exceed $27,000,000; provided, however, if another lender becomes a party to the Credit Agreement as a lender thereunder, within thirty (30) days of the Closing Date, the maximum amount of the senior debt shall increase by the amount of the additional principal lent or committed to by such new lender, but is in no event to exceed $37,000,000 and shall not include an increase of the term debt portion thereof.

         "Senior Debt Coverage" shall mean, as of the last day of the fiscal month of the Company in question, the ratio of (i) Senior Debt determined as of the end of such fiscal month, to (ii) EBITDA for the Test Period then ended (computed, during the Annualization Period, on an Annualized basis); all determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

         "Senior Default" means the occurrence and continuance (after the giving of any requisite notice and the lapse of any applicable grace period) of a default in payment of all or any part of the Senior Debt or of any other default in the terms of the Senior Debt.

         "Senior Fixed Charge Coverage" means the ratio of : (i) EBITDA for the Test Period, minus unfinanced Capital Expenditures made in such period, to the extent then permitted to be made hereunder, minus income taxes paid in cash in such period, to (ii) the sum (without duplication) of Interest Expense for such period, plus payments (including prepayments) of principal on all Senior Debt be made in such period, plus any Restricted Junior Payments (other than in respect of Subordinated Indebtedness and Indebtedness to the Purchaser) made in such period; all determined for the Company and its Subsidiaries with respect to such period on a consolidated basis, in accordance with GAAP. In making the foregoing calculations during the Annualization Period, EBITDA, Capital Expenditures, income taxes and Interest Expense shall all be Annualized.

         "Senior Lender" means Wachovia Bank, N.A. as agent for itself and the other lenders party to the Credit Agreement.

         "Stratford" means, individually and collectively, Stratford Capital Partners, L.P. and Stratford Equity Partners, L.P.

         "Subject Securities" means the Warrants, the Underlying Common Stock and any Common Stock purchased pursuant to Article 10.

         "Subordination Agreements" means, collectively, the Subordination and Intercreditor Agreement, dated on or about the Closing Date, between the Purchaser and Senior Lender; each Seller Subordination Agreement; and the Affiliate Subordination Agreement.

         "Subordinated Indebtedness" means (i) the Indebtedness of the Sellers, to the extent that the payment thereof is the subject of a then effective Seller Subordination Agreement; and (ii) other unsecured Indebtedness of the Company or any of its Subsidiaries at any time outstanding which is subordinated, in a form, substance and manner satisfactory to the Purchasers, in right of payment and claim, to the Obligations and the Collateral, and which is otherwise acceptable, in terms of amount, amortization and interest rate, to the Purchaser.

         "Subsidiary" of any corporation or limited liability company means any other corporation, limited liability company or partnership of which the outstanding capital stock, stockholdership interests or other ownership interests possessing a majority of voting power in the election of directors, managers or similar functions (otherwise than as the result of a default) is owned or controlled by such corporation or limited liability company, directly or indirectly through Subsidiaries.

         "Test Period," for purposes of determining financial covenant compliance, means each period of twelve (12) trailing fiscal months of the Company ending with the fiscal month in question; provided, however, that, during the Annualization Period, the "Test Period" shall be deemed to begin, instead, on April 1, 1999 and end with the fiscal month in question, and the relevant accounting items shall be Annualized.

         "Total Debt" shall mean Funded Debt outstanding at the end of each fiscal month, determined on a consolidated basis for the Company and its consolidated Subsidiaries, in accordance with GAAP. Without limitation, all Senior Debt and Notes outstanding on the date of determination shall be included within the foregoing definition; and "Funded Debt outstanding" in respect of Senior Debt and Notes shall mean the higher of (i) total Senior Debt and Notes outstanding on the determination date, or (ii) the average daily amount of Loans outstanding over the thirty (30) consecutive days immediately preceding the date of determination.

         "Total Debt Coverage" shall mean, for each fiscal month of the Company described above, the ratio of (i) Total Debt as of the end of such fiscal month, to (ii) EBITDA for the Test Period then ended (computed, during the Annualization Period, on an Annualized basis); all determined for the Company and its Subsidiaries on a consolidated basis, in accordance with GAAP.

         "Tranche A Notes" has the meaning set forth in Section 2.1 hereof.

         "Tranche B Notes" has the meaning set forth in Section 2.1 hereof.

         "Transaction Documents" has the meaning assigned to such term in
Section 5.1(f) hereof.

         "Transactions" means the Current Acquisitions and the incurrence of debt and the issuance of equity in connection therewith, as contemplated by this Agreement, the Notes, the Acquisition Agreement, and all other agreements contemplated hereby and thereby.

         "Underlying Common Stock" means (i) the Common Stock issued or issuable upon exercise of the Warrants and (ii) any equity securities issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution or split or in connection with a combination of equity security, recapitalization, merger, consolidation or other reorganization.

         "UST" means an underground storage tank, including as that term is defined, construed and otherwise used in RCRA and in rules, regulations, standards, guidelines and publications issued pursuant to RCRA and comparable state and local laws.

         "Voting and Co-Sale Agreement" has the meaning assigned to such term in Section 4.1(h) hereof.

         "Voting Securities" means the outstanding equity securities of any class or classes of the Company having power under ordinary circumstances to vote for the election of the Company's Board of Directors.

         "Warrants" has the meaning assigned to such term in Section 2.2 hereof.

         "Y2K Compliant" has the meaning given to such term in Section 5.1(l) hereof.

         1.2 Accounting Principles. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense to be determined, and any consolidation or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement shall be determined or made in accordance with generally accepted accounting principles in the United States of America consistently applied ("GAAP"), unless such principles are inconsistent with the express requirements of this Agreement.

         1.3 Other Definitional Provisions; Construction. Whenever the context so requires, neuter gender includes the masculine and feminine, the singular number includes the plural and vice versa. The words "hereof" "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not in any particular provision of this agreement, and references to section, article, annex, schedule, exhibit and like references are references to this Agreement unless otherwise specified. A Default or Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been cured by the Company or waived by Purchaser. References in this Agreement to any Persons shall include such Persons, successors and permitted assigns. Other terms contained in this Agreement (that are not otherwise specifically defined herein) shall have meanings provided in Article 9 of the Maryland Uniform Commercial Code on the date hereof to the extent the same are used or defined therein.

                                   ARTICLE 2
                          ISSUE AND SALE OF SECURITIES

         2.1 Authorization and Issuance of the Notes. The Company has duly authorized the issuance and sale to Purchaser of $13,000,000 in aggregate principal amount of the Company's Tranche A Notes Due October 31, 2005 (the "Tranche A Notes") and $4,500,000 in aggregate principal amount of the Company's Tranche B Notes Due October 31, 2005 (the "Tranche B Notes and collectively with the Tranche A Notes, the "Notes," including any Notes issued in substitution therefor pursuant to Sections 6.3 and 6.4 hereof and any Notes issued in exchange for Put Shares pursuant to Section 9.4 or Section 9.5), to be substantially in the form of the notes attached hereto as Exhibits A-1 and A-2, respectively.

         2.2 Authorization and Issuance of the Warrants. Holdings has duly authorized the issuance and sale to Purchaser of Warrants substantially in the form of the warrant attached hereto as Exhibit B (collectively, the "Warrants" and individually, a "Warrant") evidencing Purchaser's right to acquire up to thirteen and nine-tenths of one percent (13.9%) of the Common Stock outstanding at the time of Closing on a fully diluted basis.

         2.3 Sale and Purchase. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein,
(a) the Company shall sell to Purchaser, and Purchaser shall purchase from the Company, (i) the Tranche A Notes in the aggregate principal amount of $13,000,000 at the Closing and (ii) at the Company's option, the Tranche B Notes, subject to the funding conditions set forth in Section 2.5 below, in the aggregate principal amount of $4,500,000, and (b) Holdings shall sell to Purchaser and Purchaser shall purchase from Holdings, (i) Warrants to purchase eleven and one-half of one percent (11.5%) of the Common Stock outstanding on the Closing Date on a fully diluted basis and (ii) Warrants to purchase up to two and four-tenths of one percent (2.4%) of the Common Stock outstanding, at the time of issuance of each such respective Warrant, on a fully diluted basis, subject to the conditions set forth in Section 2.6 below. (The Warrants and the Notes are sometimes referred to herein collectively as the "Securities.").

         2.4 The Closing. Delivery of and payment for the Securities, other than the Tranche B Notes and the Warrants issued pursuant thereto to the extent not issued at such time (the "Closing") shall be made at the offices of Smith, Gambrell & Russell, LLP, commencing at 10:00 a.m., local time, on November 1, 1999, or at such place or on such other date on or before October 31, 1999, as may be mutually agreeable to the Loan Parties and Purchaser. The date and time of the Closing as finally determined pursuant to this Section 2.4 are , referred to herein as the "Closing Date." Delivery of the Securities shall be made to Purchaser against payment of the purchase price therefor, less any unpaid Loan Points and any other amounts payable pursuant to Section 4.1(r)(ii) hereof, in federal funds by check or draft payable to or upon the order of the Loan Parties, or by wire transfer of immediately available funds in the manner agreed to by the Loan Parties and Purchaser. The Securities shall be issued in such name or names and in such permitted denomination or denominations as set forth in Annex A or as Purchaser may request in writing not less than two (2) Business Days before the Closing Date.

         2.5 Acquisition Loans. Purchaser agrees to purchase Tranche B Notes from the Company during the period from the Closing Date to (but excluding) the Acquisition Loan Expiry Date, up to an aggregate maximum amount of Four Million Five Hundred Thousand Dollars ($4,500,000). Each loan made pursuant to the purchase of a Tranche B Note is sometimes called herein an "Acquisition Loan." Effective on the Acquisition Loan Expiry Date, the commitment of Purchaser to purchase Tranche B Notes shall cease to be effective and no Acquisition Loans may be obtained. The entire proceeds of each Acquisition Loan shall be used to finance an Approved Acquisition, including all expenses associated therewith, but for no other purpose.

         The Company shall request each Acquisition Loan not later than thirty
(30) days prior to the intended disbursement date thereof, by giving written notice to the Purchaser to such effect, specifying the intended amount thereof and intended disbursement date thereof (which shall be a Business Day), provided that the foregoing is not intended, and shall not be construed, to reduce any obligations of the Company, contained in the definition of "Approved Acquisition," to give notices and provide data to enable any intended Acquisition to become an Approved Acquisition hereunder.

         2.6 Tranche B Warrants. Upon the issuance of each Tranche B Note, Holdings shall sell to Purchaser and Purchaser shall purchase from Holdings, Warrants to purchase shares of Common Stock in equal proportion to the original principal amount of such issued Tranche B Note divided by $4,500,000 multiplied by two and four-tenths of one percent (2.4%) of the number of shares of Common Stock outstanding as of the date of issuance of such respective Warrant on a fully-diluted basis. In no event shall the aggregate number of shares of Common Stock issuable upon the exercise of the Warrants issued pursuant to this
Section 2.6, as determined on the date of issuance of each such Warrant, exceed two and four-tenths percent (2.4%) of the Common Stock outstanding as of the Closing Date on a fully-diluted basis.

                                   ARTICLE 3
                             REPAYMENT OF THE NOTES

         3.1      Principal and Interest.

The Company covenants and agrees to make payments on the Notes as follows:

         (a) On the first Business Day of each month, commencing on December 1, 1999, during the term of the Tranche A Notes, the Company will pay accrued interest computed at a rate per annum equal to 12.75% on the basis of a year with 360 days, composed of twelve 30-day months, and the actual number of days elapsed. The principal balance of the Tranche A Notes will be repaid in eleven (11) equal monthly payments of $1,083,333 payable on the first Business Day of each month commencing on December 1, 2004. A final payment of all remaining principal, interest, fees and other amounts due hereunder will be made on October 31, 2005.

         (b) On the first Business Day of each month, commencing on the first day of the month subsequent to the issuance of a respective Tranche B Note, and thereafter during the term of Tranche B Notes, the Company will pay accrued interest on a respective Tranche B Note computed at a rate per annum equal to the Prime Rate as of the date of issuance of such Tranche B Note plus four hundred fifty (450) basis points. Interest will be computed on the basis of a year with 360 days, composed of twelve 30-day months, and the actual number of days elapsed. The principal balance of the Tranche B Notes will be repaid in eleven (11) equal monthly payments, based upon the aggregate outstanding principal balance of the Tranche B Notes as of the first principal payment date, payable on the first Business Day of each month commencing on December 1, 2004. A final payment of all remaining principal, interest, fees and other amounts due hereunder will be made on October 31, 2005.

         3.2      Optional Prepayment of Notes. Subject to the terms of this
Section 3.2, the Company may prepay the outstanding principal amount of the Notes in whole or in part at any time at a price equal to (1) the accrued interest, if any, to the date set for prepayment, plus (2) a prepayment fee representing the amortization of certain of Purchaser's costs incurred in connection with the purchase of the Notes equal to the principal amount prepaid multiplied by the following percentage:

                            If Prepaid During the 12
                             Month Period Ending on
                          October 31 of the Following
                                     Years:                        Percentage
                          ---------------------------              ----------

                                     2000                              5%
                                     2001                              4%
                                     2002                              3%
                                     2003                              2%
                                     2004                              1%

         Any prepayment must be in integer multiples of $250,000 (or such lesser principal amount then outstanding under all of the Notes). All such prepayments shall be applied ratably to the applicable Notes, first to the remaining principal payments due on the Tranche A Notes in inverse order of maturity and then to the remaining principal payments due on the Tranche B Notes in inverse order of maturity, after application of prepayment to any prepayment premium payable in connection therewith.

         3.3 Notice of Optional Prepayment. If the Company shall elect to prepay any Notes pursuant to Section 3.2 hereof, the Company shall give notice of such prepayment to each holder of the Notes to be prepaid not less than thirty (30) days or more than ninety (90) days prior to the date fixed for prepayment, specifying (i) the date on which such prepayment is to be made,
(ii) the principal amount of such Notes to be prepaid on such date, and (iii) the premium, if any, and accrued interest applicable to the prepayment. Such notice shall be accompanied by a certificate of the President or the Vice President and of the Treasurer of the Company that such prepayment is being made in compliance with Section 3.2. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, shall become due and payable on the prepayment date set forth in such notice.

         3.4 Mandatory Prepayment. The Notes shall be prepaid in full, together with all interest, fees and expenses plus a prepayment fee computed in accordance with Section 3.2, as if such prepayment were a voluntary prepayment, in the event of a Change of Control or an uncured or unwaived Event of Default under Sections 8.1(a), (d), (f) or (g); provided, however, that no prepayment fee shall be payable if such prepayment is in connection with a Qualified Initial Public Offering or the amounts required to be prepaid are used to permanently reduce the amount of the Senior Debt.

         3.5 Home Office Payment. So long as Purchaser or its successors and assigns shall be the holder of any Note, and notwithstanding anything contained in this Agreement or such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, premium, if any, and interest by the method and at the address specified for such purpose below the holder's name in Annex A, or by such other method or at such other address as the holder shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, the holder shall surrender such Note for cancellation, reasonably promptly after such request, to the Company at their principal executive office.

         3.6 Taxes. Any and all payments by the Loan Parties hereunder or under the Notes or other Purchase Documents that are made to or for the benefit of Purchaser shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and penalties, interests and all other liabilities with respect thereto (collectively, "Taxes"), excluding, taxes imposed on Purchaser's net income or capital and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Loan Parties shall be required by law to deduct any Covered Taxes from or in respect of any sum payable hereunder or under any Notes or other Purchase Document to or for the benefit of Purchaser, the sum payable shall be increased as may be necessary so that after making all required deductions of Covered Taxes (including deductions of Covered Taxes applicable to additional sums payable under this paragraph), Purchaser receives an amount equal to the sum it would have received had no such deductions been made. The Loan Parties shall make such deductions and the Loan Parties shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the Loan Parties agree to pay any present or future stamp, documentary, excise, privilege, intangible or similar levies that arise at any time or from time to time from any payment made under any and all Purchase Documents or from the execution or delivery by the Loan Parties or from the filing or recording or maintenance of, or otherwise with respect to the exercise by Purchaser of its rights under any and all Purchase Documents (collectively, "Other Taxes"). The Loan Parties, jointly and severally, will indemnify Purchaser for the full amount of Covered Taxes imposed on or with respect to amounts payable hereunder and Other Taxes, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payment of this indemnification shall be made within thirty (30) days from the date Purchaser provides the Loan Parties with a certificate certifying and setting forth in reasonable detail the calculation thereof as to the amount and type of such Taxes. Any such certificates submitted by Purchaser in good faith to the Loan Parties shall, absent manifest error, be final, conclusive and binding on all parties. The obligation of the Loan Parties under this Section 3.6 shall survive the payment of the Notes and the termination of this Agreement. Within thirty (30) days after the Loan Parties having received a receipt for payment of Covered Taxes and/or Other Taxes, the Loan Parties shall furnish to Purchaser, the original or certified copy of a receipt evidencing payment thereof.

         3.7 Maximum Lawful Rate. This Agreement, the Notes and the other Purchase Documents are hereby limited by this Section 3.7. In no event, whether by reason of acceleration of the maturity of the amounts due hereunder or otherwise, shall interest and fees contracted for, charged, received, paid or agreed to be paid to Purchaser exceed the maximum amount permissible under such applicable law. If, from any circumstance whatsoever, interest and fees would otherwise be payable to Purchaser in excess of the maximum amount permissible under applicable law, the interest and fees shall be reduced to the maximum amount permitted under applicable law. If from any circumstance, Purchaser shall have received anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excess of interest shall be applied to the reduction of the principal amount of the Notes, in such manner as may be determined by Purchaser, and not to the payment of fees or interest, or if such excessive interest exceeds the unpaid balance of the principal amount of the Notes, such excess shall be refunded to the Company.

         3.8 Capital Adequacy. If, after the date hereof, either the introduction of or any change of the interpretation of any law or the compliance by Purchaser with any guideline or request from any governmental authority (whether or not having the force of law) has or would have the affect of reducing the rate of return on the capital or assets of Purchaser as a consequence of, as determined by Purchaser in its sole discretion, the existence of Purchaser's obligations under this Agreement or any other Purchase Documents, then, upon demand by Purchaser, the Loan Parties immediately shall pay to Purchaser, from the time as specified by Purchaser, additional amounts sufficient to compensate Purchaser in light of such circumstances. The obligations of the Loan Parties under this Section 3.8 shall survive the payments of the Notes and the termination of this Agreement.

                                   ARTICLE 4
                                   CONDITIONS

         4.1 Conditions to Purchase of Securities. The obligation of Purchaser to purchase and pay for the Securities is subject to the satisfaction, prior to or at the Closing, of the following conditions (and with respect to the Tranche B Notes, the additional conditions contained in Section 2.5):

         (a) Representations and Warranties True. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects at and as of the Closing Date as though then made, except to the extent of changes caused by the transactions expressly contemplated herein.

         (b) Material Adverse Change. There will have been no material adverse change in the business or financial condition of the Loan Parties, taken as a whole, or the capital markets since December 31, 1998.

         (c) Current Acquisitions. Purchaser shall have received copies of all duly executed Current Acquisition Documents, and be satisfied therewith in all respects; and the Current Acquisitions shall have been consummated substantially in accordance with the terms and conditions thereof.

         (d) Employment Agreements. The Loan Parties shall have provided Purchaser with copies of all employment contracts and all other agreements providing compensation in any form whatsoever, including but not limited to, any benefit plans, between the Loan Parties and any and all directors, officers or employees of the Loan Parties.

         (e) Security Agreement. The Loan Parties shall have entered into a security agreement in form and substance as set forth in Exhibit C attached hereto (as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, the "Security Agreement"). The Loan Parties shall have executed and delivered to Purchaser such financing statements ("Financing Statements") as Purchaser shall require in order to perfect and maintain the continued perfection of the security interest created by the Security Agreement. Purchaser shall have received reports of filings with appropriate government agencies showing that there are no Liens on the assets of the Loan Parties other than Permitted Liens and the Liens of the Purchaser shall be subordinated in lien priority to no more than $27,000,000 in Indebtedness.

         (f) Pledge Agreement. Such of the Loan Parties who are owners of the issued and outstanding equity securities of other Loan Parties, shall have entered into a pledge agreement in form and substance as set forth in Exhibit E attached hereto (the "Pledge Agreement") and shall have taken the actions required thereunder in order to perfect the security interests granted under the Pledge Agreement.

         (g) Leases. The Purchaser shall have delivered to Purchaser landlord consents and lien waivers in the form of Exhibit F attached hereto (the "Waivers"), for each of the parcels of real property leased by any of them.

         (h) Voting and Co-Sale Agreement. Holdings, Stephen F. Johnston, Sr., Michael Riley, Stratford Capital Partners, L.P., Stratford Equity Partners, L.P., and Purchaser will have entered into a Second Amended and Restated Voting and Co-Sale Agreement (as the same may be amended, modified or supplemented and in effect from time to time as permitted hereunder the "Voting and Co-Sale Agreement").

         (i) Equity Investment. Holdings shall have received a cash investment from Stratford or another third-party investor of $7,500,000 for Preferred Stock on terms reasonably acceptable to Purchaser.

         (j) Excess Availability. After giving effect to the Current Acquisitions, and the making of all loans being made on the Closing Date, the Company shall have at least $7,500,000 in a combination of immediate availability under its revolving loan under the Senior Debt and cash on hand.

         (k) Equity. After giving effect to the Current Acquisitions, and the making of all loans being made on the Closing Date, the equity of the Company shall be at least $11,500,000.

         (l) EBITDA. EBITDA of the Loan Parties on a consolidated pro forma basis, including the Current Acquisitions, for the twelve (12) months ended June 30, 1999 shall be no less than $5,700,000.

         (m) Existing Credit Agreement. The Purchaser shall have received evidence that the principal of and interest on, and all other amounts owing in respect of, the Existing Credit Agreement shall have been, or shall simultaneously be, repaid in full, that all commitments thereunder shall have been terminated and that all guaranties in respect of, and all Liens securing, any such obligations shall have been released (or arrangements for such release satisfactory to the Purchaser shall have been made).

         (n) Credit Agreement. The Credit Agreement initially will provide for loans to the Company in the aggregate original principal amount of not less than $25,000,000, the term of such Indebtedness shall be for a minimum of five
(5) years, and the provisions and terms of the Credit Agreement shall otherwise be in form and substance satisfactory to Purchaser, and the Credit Agreement will be in full force and effect as of the Closing Date and will not have been amended or modified.

         (o) Additional Debt. The Loan Parties shall have no more than $30,000,000 in Indebtedness (excluding the Indebtedness to the Purchaser) of which at least $10,000,000 is amortizing.

         (p) Subordination Agreements. Senior Lender, each Seller (except as provided in Section 4.1(x) below), and each party to the Affiliate Subordination Agreements shall have executed the Subordination Agreements to which they are party, in form and substance reasonably satisfactory to Purchaser.

         (q) Life Insurance. The Loan Parties shall have delivered to Purchaser paid life insurance policies insuring the lives of Michael W. Riley, in the amount of $1,000,000 and Stephen F. Johnston, Sr., in the amount of $1,500,000, as of the Closing each naming the Purchaser as beneficiary and issued by a carrier reasonably acceptable to Purchaser (the "Life Insurance") with the understanding that the proceeds thereof shall be used by the Purchaser to reduce the Indebtedness due Purchaser from the Loan Parties.

         (r) Closing Documents. The Loan Parties will have delivered or caused to be delivered to Purchaser all of the following documents in form and substance satisfactory to Purchaser:

                  (i) Notes (as designated by Purchaser pursuant to Section 2.4 hereof) in aggregate original principal amounts as set forth herein, duly completed and executed by the Company;

                  (ii) one or more Warrants (as designated by Purchaser pursuant to Section 2.4 hereof) evidencing the right to acquire the number of Common Stock set forth in Section 2.2 hereof, subject to adjustment from time to time in accordance with the terms thereof;

                  (iii) certificates of good standing dated not more than 10 days prior to the Closing Date for each of the Loan Parties issued by its state of organization and each jurisdiction where it is qualified to do business as a foreign business entity;

                  (iv) copies of the Charter Documents of each of the Loan Parties, certified by the appropriate governmental official of the jurisdiction of its organization as of a date not more than 10 days prior to the Closing Date;

                  (v) copies of the Bylaws of each of the Loan Parties, certified as of the Closing Date by the secretary, assistant secretary or other comparable officer of the respective Loan Parties;

                  (vi) certificates of the secretaries, the assistant secretaries or other comparable officers of each of the Loan Parties, certifying as to the names and true signatures of the officers of the respective Loan Parties authorized to sign this Agreement and the other documents to be delivered by each of the Loan Parties hereunder;

                  (vii) copies of the respective resolutions duly adopted by each of the Loan Parties' Board of Directors authorizing the execution, delivery and performance by the Loan Parties of this Agreement and each of the other agreements, instruments and documents contemplated hereby to which the Loan Parties are a party, and the consummation of all of the other Transactions, certified as of the Closing Date by the secretaries or assistant secretaries or other comparable officers of the Loan Parties;

                  (viii) transaction certificates dated as of the Closing Date from an officer of each of the Loan Parties stating that the conditions specified in this Section 4.1 have been fully satisfied by or on behalf of the Loan Parties or waived by Purchaser;

                  (ix) certificates of insurance evidencing the existence of all insurance required to be maintained by each of the Loan Parties pursuant to Section 7.1(c), and Purchaser shall be satisfied with the type and extent of such coverage;

                  (x) an opinion of Smith, Gambrell & Russell, LLP, counsel to the Loan Parties, in form and substance satisfactory to Purchaser; and

                  (xi) such other documents relating to the Transactions contemplated by this Agreement as Purchaser or its special counsel may reasonably request.

         (s)      Purchaser's Fees and Expenses.

                  (i) Loan Points. On the Closing Date, the Loan Parties shall pay the balance of the Loan Points to ACS (and the Loan Parties hereby authorize Purchaser to deduct from the aggregate proceeds from the sale of the Notes by the Loan Parties, the unpaid amount of such Loan Points);

                  (ii) Other Fees and Expenses. On the Closing Date, the Loan Parties shall have paid the fees and expenses of Purchaser, payable by the Loan Parties pursuant to Section 13.4 hereof less any expense deposits already received by the Purchaser, (and the Loan Parties hereby authorize Purchaser to deduct from the aggregate proceeds of the sale of the Notes by the Loan Parties, all such amounts).

         (t) Legal Investment. On the Closing Date, Purchaser's purchase of the Securities shall not be prohibited by any applicable law, rule or regulation of any governmental authority (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System) as a result of the promulgation or enactment thereof or any changes therein, or change in the interpretation thereof by any governmental authority, subsequent to the date of this Agreement.

         (u) Due Diligence. Purchaser shall have completed such business, legal and accounting due diligence as it deems necessary in its sole and absolute discretion.

         (v) Proceedings. All proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto will be satisfactory in form and substance to Purchaser and its special counsel.

         (w) Waiver. Any condition specified in this Section 4.1 may be waived by Purchaser; provided that no such waiver will be effective against Purchaser unless it is set forth in a writing executed by Purchaser.

         (x) Existing Seller Debts. All Indebtedness due Sellers existing on the Closing Date (exclusive of any arising in connection with the Current Acquisitions) shall either: (i) be fully paid and satisfied on or before five
(5) days after the Closing Date; or (ii) (A) be made the subject of a Seller Subordination Agreement on the Closing Date and (B) be the subject of an escrow arrangement, the form and substance of which shall be subject to Purchaser's approval, but which, in any event, shall provide as follows: (1) an amount sufficient to pay in full each Indebtedness due Seller made subject thereto (herein, each "Escrowed Seller Debt"), including principal, accrued interest thereon through at least January 7, 2000 and any prepayment premium, shall be deposited in an escrow account (the "Escrow Account") using proceeds of the sale to Purchaser of a Tranche A Note to be established on or prior to the Closing Date with SouthTrust Bank, Atlanta or another financial institution not a Lender (as defined in the Credit Agreement) but otherwise mutually acceptable to the Company and Purchaser (the "Escrow Agent"); (2) no funds on deposit in the Escrow Account shall be withdrawn therefrom except to pay Escrowed Seller Debt or as set forth below; (3) each Escrowed Seller Debt shall be paid in full from funds on deposit in the Escrow Account not later than January 7, 2000; and
(4) to the extent that at such time as all Escrow Seller Debt has been paid in full there exists any funds in the Escrow Account, then such remainder shall be applied by the Company against Revolving Loans (as defined in the Credit Agreement) then outstanding and, thereafter, the amount of such payment shall be reserved against borrowing availability under the Credit Agreement to be made available for the Company to pay other Indebtedness due Sellers at the Company's discretion.

                                   ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF THE LOAN PARTIES

         5.1 Representations and Warranties of the Loan Parties. As a material inducement to Purchaser to enter into this Agreement and purchase the Notes and the Warrants, the Loan Parties hereby, jointly and severally, represent and warrant to Purchaser as follows:

         (a) Organization and Power. Each of the Loan Parties (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation as indicated on the Qualification Schedule, (ii) has all requisite corporate or other organizational power and authority and all material licenses, permits, approvals and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the Transactions, and (iii) is qualified to do business in the jurisdictions shown on the "Corporate Schedule," which constitute every jurisdiction where the failure to so qualify would have a Material Adverse Effect. The copies of the organizational documents of the Loan Parties that have been furnished to Purchaser reflect all amendments made thereto at any time on or prior to the date of this Agreement and are correct and complete.

         (b) Principal Business. The Loan Parties are not engaged in any business other than the Permitted Business.

         (c)      Financial Statements and Financial Projections.

                  (i) Financial Statements. The Loan Parties have delivered to the Purchaser copies of the Company's audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1998 and the two month period ended December 31, 1997 (the "Annual Statements"). The Annual Statements were compiled from the books and records maintained by the Company's management, are correct and complete and fairly represent the consolidated financial condition of the Company as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                  (ii) Financial Projections. The Loan Parties have delivered to the Purchaser financial projections of the Loan Parties for the period August 1999 through December 2004 derived from various assumptions of the Loan Parties' management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Loan Parties' management. The Financial Projections accurately reflect the liabilities of the Loan Parties upon consummation of the transactions contemplated hereby as of the Closing Date.

                  (iii) Accuracy of Financial Statements. The Loan Parties do not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Loan Parties which may cause a Material Adverse Effect.

         (d) Capitalization and Related Matters. As of the Closing Date and immediately thereafter, the authorized capitalization of Holdings and the Company, the capitalization and ownership of the outstanding equity securities of each of the other Loan Parties is as shown on the Corporate Schedule. Immediately following the Closing, none of the Loan Parties will have outstanding any stock or securities convertible or exchangeable for any of its equity securities other than as shown on the Corporate Schedule and will not have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital securities, other than as shown on the Corporate Schedule. As of the Closing Date, the Loan Parties will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its equity securities, except as set forth on the Corporate Schedule. As of the Closing Date, all of the Loan Parties' outstanding capital securities will be validly issued, fully paid and nonassessable. Holdings has, and will maintain at all times, sufficient authorized shares of Common Stock to allow for the exercise of the Warrants.

         There are no statutory or contractual stockholders' preemptive rights with respect to the issuance of the Warrants hereunder except such as have been waived. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Securities hereunder do not require registration under the Securities Act or any applicable state securities laws except as provided in Section 5.1(k). There are no agreements among the Company's stockholders with respect to the voting or transfer of the Company's capital securities other than as contemplated herein.

         (e) Subsidiaries. The Loan Parties do not own, or hold any rights to acquire, any shares of stock or any other security or interest in any other Person other than the ownership of shown on the Corporate Schedule.

         (f) Authorization; No Breach. The execution, delivery and performance of this Agreement, the other Purchase Documents and all other agreements contemplated hereby and thereby to which any of the Loan Parties is a party, including, without limitation, the Credit Agreement, the Securities Purchase Agreement between Stratford and Holdings dated as of the Closing Date, and all agreements related to the Acquisitions (collectively, the "Transaction Documents"), and the consummation of the Transactions have been duly authorized by each of the Loan Parties. The Transaction Documents have been duly and validly executed and delivered by the Loan Parties and constitute legal, valid and binding obligations of each of the Loan Parties, enforceable in accordance with their respective terms. The execution and delivery by each of the Loan Parties of the Transaction Documents and the consummation of the Transactions do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) except as created pursuant to the Security

Documents or otherwise permitted hereunder, result in the creation of any Lien upon any of the Loan Parties' capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to, the Charter Documents or Bylaws of any of the Loan Parties, or any law, statute, rule or regulation to which any of the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which any of the Loan Parties are a party or to which it or its assets are subject.

         (g) Governmental Approvals. Except as specifically provided by the Transaction Documents, no registration with or consent or approval of, or other action by, any Governmental Authority is or will be required in connection with the consummation of the Transactions by any of the Loan Parties.

         (h) Enforceability. This Agreement constitutes, and each of the other Transaction Documents when duly executed and delivered by the Loan Parties who are parties thereto will constitute, legal, valid and binding obligations of the respective Loan Parties, enforceable in accordance with their respective terms.

         (i) No Material Adverse Change. Since December 31, 1998, there has been no event or occurrence that is likely to have a Material Adverse Effect on the Loan Parties.

         (j) Litigation. Except as described in the "Litigation Schedule," there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any Governmental Authority now pending or, to the best knowledge of the Loan Parties' respective management after due inquiry, threatened against or filed by or affecting any of the Loan Parties or their respective directors or officers or the businesses, assets or rights of any of the Loan Parties. The Loan Parties and their respective directors or officers shall promptly provide Purchaser with a copy of all pleadings of all lawsuits filed against others and, in the case of other actions, a letter stating the nature of such suits and a copy of all pleadings.

         (k) Compliance with Laws. None of the Loan Parties is in violation in any material respect of any applicable Law, excluding, however, a possible violation of Louisiana Blue Sky laws with respect to the issuance of capital stock to a single employee located there, but such violation shall not subject any of the Loan Parties to any material penalties or damages. None of the Loan Parties is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authorities. None of the Loan Parties is in, and the consummation of the Transactions will not cause any, default concerning any judgment, order, writ, injunction or decree of any Governmental Authorities, and there is no investigation pending or threatened against or affecting any of the Loan Parties by any Governmental Authorities. To the best knowledge of the Loan Parties, during the past ten (10) years, none of the officers, directors or management of any of the Loan Parties have been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt company.

         (l) Year 2000 Compliance. Unless the Company has done so already by the Closing Date, as soon as practicable, but in any event by not later than November 30, 1999, the Company will (and will cause each Loan Party to) take all action reasonably necessary to ensure that its computer based systems are capable of the following: (i) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any material, adverse change in performance; and (iii) storing and providing date input information without creating any ambiguity as to the century (systems satisfying clauses (i) through (iii) above herein sometimes referred to as being "Y2K Compliant"). Subsequent to November 30, 1999, the Company shall monitor the Loan Parties' being Year 2000 Compliant, and shall report promptly to the Loan Parties in writing in the event of any actual or anticipated failure by any Loan Party to be (or remain) Year 2000 Compliant, specifying in detail the nature of the failure, the equipment or systems involved and the Company's plan to address and resolve such failure.

         (m) Environmental Protection. Except as specified in "Environmental Schedule" and after giving effect to the Transactions: (a) the businesses of the Loan Parties, the methods and means employed by each of the Loan Parties in the operation thereof (including all operations and conditions at or in the properties of the Loan Parties), and the assets owned, leased, managed, used, controlled, held or operated by each of the Loan Parties, comply in all material respects with all applicable Environmental Laws; (b) with respect to the Properties and Facilities, and except as disclosed in the Environmental Schedule, the Loan Parties have obtained, possess, and are in full compliance with all permits, licenses, reviews, certifications, approvals, registrations, consents, and any other authorizations required under any Environmental Laws; (c) none of the Loan Parties has received (i) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that any of the Loan Parties is or may be liable to any Person as a result of (A) the environmental condition of any of its properties or any other property, or (B) the release or threatened release of any Pollutant, or (ii) any letter or request for information under Section 104 of the CERCLA, or comparable state laws, and to the best of the Loan Parties' knowledge, none of the operations of any of the Loan Parties is the subject of any investigation by a Governmental Authority evaluating whether any remedial action is needed to respond to a release or threatened release of any Pollutant at the Properties and Facilities or at any other location, including any location to which any of the Loan Parties has transported, or arranged for the transportation of, any Pollutants with respect to the Properties and Facilities; (d) except as disclosed in the Environmental Schedule, none of the Loan Parties nor any prior owner or operator of the Properties and Facilities has incurred in the past, or is now subject to, any Environmental Liabilities; (e) except as disclosed in the Environmental Schedule, there are no Liens, covenants, deed restrictions, notice or registration requirements, or other limitations applicable to the Properties and Facilities, based upon any Environmental Laws or other legal obligations; (f) there are no USTs located in, at, on, or under the Properties and Facilities other than the USTs identified in the Environmental Schedule as USTs; and each of those USTs is in full compliance with all Environmental Laws and other legal obligations; and (g) except as disclosed in the Environmental Schedule, there are no PCBs, lead paint, asbestos (of any type or form), or materials, articles or products containing PCBs, lead paint or asbestos, located in, at, on, under, a part of, or otherwise related to the Properties and Facilities (including, without limitation, any building, structure, or other improvement that is a part of the Properties and Facilities), and all of the PCBs, lead paint, asbestos, and materials, articles and products containing PCBs, lead paint or asbestos identified in the Environmental Schedule are in full compliance with all Environmental Laws and other legal obligations.

         (n) Legal Investments; Use of Proceeds. The Loan Parties will use the proceeds from the sale of the Notes to refinance existing indebtedness, finance the costs of the Acquisitions and for general working capital purposes. None of the Loan Parties is engaged in the business of extending credit for the purpose of purchasing or carrying any "margin stock" or "margin security" (within the meaning of Regulations T, U or X issued by the Board of Governors of the Federal Reserve System), and no proceeds of the sale of the Notes will be used to purchase or carry any margin stock or margin security or to extend credit to others for the purpose of purchasing or carrying any margin stock or margin security.

         (o) Taxes. Each of the Loan Parties has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, including payroll taxes.

         (p) Labor and Employment. Each of the Loan Parties is and each of its Plans are in compliance in all material respects with those provisions of ERISA, the Code, the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Loan Parties or any such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Plan as to which any of the Loan Parties is or was required to file a report with the PBGC. No Plan has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Loan Parties nor any member of the Controlled Group has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. Except as reflected in the Loan Parties' respective balance sheets dated as of December 31, 1998, each of the Loan Parties is in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending of threatened labor disputes, work stoppages or strikes.

         (q) Investment Company Act; Public Utility Holding Company Act. None of the Loan Parties is (a) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (r) Properties; Security Interests. The Loan Parties have good and marketable title to, or valid leasehold interests in, all of the material assets and properties used or useful by each of the Loan Parties in the Business (collectively, the "Properties and Facilities"), subject to no Liens except for Permitted Liens. All of the Properties and Facilities are in good repair, working order and condition and all such assets and properties are owned by the Loan Parties free and clear of all Liens, except for Permitted Liens. The Properties and Facilities constitute all of the material assets, properties and rights of any type used in or necessary for the conduct of the Business. The Security Documents create and grant to Purchaser a valid and perfected first priority security interest in all the collateral thereunder, subject only to Permitted Liens. All real estate owned or leased by any of the Loan Parties is listed on the "Properties Schedule."

         (s) Intellectual Property; Licenses. The Loan Parties possess all Proprietary Rights necessary to conduct the Business as heretofore conducted or as proposed to be conducted. All Proprietary Rights registered in the name of any of the Loan Parties and applications therefor filed by any of the Loan Parties are listed on the "Intellectual Property Schedule." No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. The Loan Parties do not have notice or knowledge of any facts or any past, present or threatened occurrence that could preclude or impair the Loan Parties' ability to retain or obtain any authorization necessary for the operation of the Business.

         (t) Solvency. After giving effect to the Transactions, (i) the fair value of the assets of each of the Loan Parties, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of each of the Loan Parties will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured,
(iii) each of the Loan Parties will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) none of the Loan Parties will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

         (u) Complete Disclosure. All factual information furnished by or on behalf of any of the Loan Parties to Purchaser for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of any of the Loan Parties will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

         (v) Side Agreements. None of the Loan Parties nor any Affiliate of the Loan Parties and no director, officer or employee of any of the Loan Parties or any of its Affiliates, respectively, has entered into, as of the date hereof, any side agreement, either oral or written, with any individual or business, pursuant to which the director, officer, employee, Loan Parties or Affiliate has agreed to do anything beyond the requirements of the formal, written contracts executed by the Loan Parties and disclosed to Purchaser herein.

         (w) Broker's or Finder's Commissions. No broker's or finder's or placement fee or commission will be payable to any broker or agent engaged by the Loan Parties or any of its officers, directors or agents with respect to the issue of the Notes, the Warrants or the transactions contemplated by this Agreement, including without limitation the Transactions, except for fees payable to Purchaser, Stratford, the Senior Lender and to Wachovia Securities. The Loan Parties jointly and severally, agree to indemnify Purchaser and hold it harmless from against any claim, demand or liability for broker's or finder's or placement fees or similar commissions, whether or not payable by the Loan Parties, alleged to have been incurred in connection with such transactions, other than any broker's or finder's fees payable to Persons engaged by Purchaser without the knowledge of the Loan Parties.

         5.2 Absolute Reliance on the Representations and Warranties. All representations and warranties contained in this Agreement and any financial statements, instruments, certificates, schedules or other documents delivered in connection herewith, shall survive the execution and delivery of this Agreement, regardless of any investigation made by Purchaser or on Purchaser's behalf.

                                   ARTICLE 6
                               TRANSFER OF NOTES

         6.1 Restricted Securities. Purchaser acknowledges that the Securities have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, and that the Loan Parties are not required to register the Notes or the Warrants, as the case may be.

         6.2 Legends; Purchaser's Representations. Purchaser hereby represents and warrants to the Loan Parties that it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and is acquiring the Securities for investment for its own account, with no present intention of dividing its participation with others (except for a potential transfer or transfers of the Securities to an affiliate or affiliates of Purchaser) or reselling or otherwise distributing the same in violation of the Securities Act or any applicable state securities laws. Upon the assignment or transfer by Purchaser or any of its successors or assignees of all or any part of the Securities, the term "Purchaser" as used herein shall thereafter mean, to the extent thereof, the then holder or holders of such Securities, or portion thereof.

         6.3 Transfer of Notes. Subject to Section 6.2 hereof, a holder of a Note may transfer such Note to a new holder, or may exchange such Note for Notes of different denominations (but in no event of denominations of less than $100,000 in original principal amount), by surrendering such Note to the Company duly endorsed for transfer or accompanied by a duly executed instrument of transfer naming the new holder (or the current holder if submitted for exchange only), together with written instructions for the issuance of one or more new Notes specifying the respective principal amounts of each new Note and the name of each new holder and each address therefor. The Loan Parties shall simultaneously deliver to such holder or its designee such new Notes and shall mark the surrendered Notes as canceled. In lieu of the foregoing procedures, a holder may assign a Note (in whole but not in part) to a new holder by sending written notice to the Company of such assignment specifying the new holder's name and address; in such case, the Company shall promptly acknowledge such assignment in writing to both the old and new holder.

         6.4 Replacement of Lost Securities. Upon receipt of evidence reasonably satisfactory to the Loan Parties of the mutilation, destruction, loss or theft of any Securities and the ownership thereof, the Loan Parties shall, upon the written request of the holder of such

Securities, execute and deliver in replacement thereof new Securities in the same form, in the same original principal amount and dated the same date as the Securities so mutilated, destroyed, lost or stolen; and such Securities so mutilated, destroyed, lost or stolen shall then be deemed no longer outstanding hereunder. If the Securities being replaced have been mutilated, they shall be surrendered to the Loan Parties; and if such replaced Securities have been destroyed, lost or stolen, such holder shall furnish the Loan Parties with an indemnity in writing to save it harmless in respect of such replaced Security.

         6.5      No Other Representations Affected. Nothing contained in this
Article 6 shall limit the full force or effect of any representation, agreement or warranty made herein or in connection herewith to Purchaser.

                                   ARTICLE 7
                                   COVENANTS

         7.1 Affirmative Covenants. Each of the Loan Parties, jointly and severally, covenants that, so long as all or any of the principal amount of the Notes or any interest thereon shall remain outstanding, and, thereafter, so long as the Purchaser owns any Underlying Common Stock or Warrants, each of the Loan Parties shall:

         (a) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

         (b)      Businesses and Properties; Compliance with Laws. At all times
(i) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, permits, certifications, approvals, consents, franchises, patents, copyrights, trademarks and trade names, and any other trade names which may be material to the conduct of its business, (ii) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, (iii) take all action that may be required to obtain, preserve, renew and extend all rights, patents, copyrights, trademarks, tradenames, franchises, registrations, certifications, approvals, consents, licenses, permits and any other authorizations which may be material to the operation of such business, (iv) maintain, preserve and protect all property material to the conduct of such business, and (v) except for obsolete or worn out equipment, keep its property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         (c) Insurance. Maintain insurance required by the Purchase Documents, including but not limited to: (i) the Life Insurance; (ii) coverage on its insurable properties (including all inventory, equipment and real property) against the perils of fire, theft and burglary; (iii) public liability; (iv) workers' compensation; (v) business interruption; (vi) product liability; and (vii) such other risks as are customary with companies similarly situated and in the same or similar business as that of the Loan Parties under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Loan Parties shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to Purchaser. All insurance policies of the Loan Parties shall contain endorsements, in form and substance reasonably satisfactory to Purchaser, providing that the insurance shall not be cancelable except upon thirty (30) days' prior written notice to Purchaser. The Purchaser shall be shown as a loss payee and an additional named insured party under all such insurance policies.

         (d) Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens or charges upon such properties or any part thereof; provided, however, that none of the Loan Parties shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Loan Parties shall have set aside on its books adequate reserves with respect thereto.

         (e)      Financial Statements; Reports.  Furnish to Purchaser:

                  (1) Annual Statements. Within ninety (90) days after the end of each fiscal year, a balance sheet and statements of operations, shareholders' equity and cash flows of the Loan Parties showing, on a consolidated and consolidating basis, the financial condition of the Loan Parties as of the close of such year and the results of operations during such year, all the foregoing financial statements to be audited by a firm of independent certified public accountants of recognized national standing acceptable to Purchaser and accompanied by an opinion of such accountants without material exceptions or qualifications. Additionally, such financial statements shall be accompanied by a certificate of such accountants (which shall not contain any qualification exception or score limitation not acceptable to Purchaser) stating that in the course of its regular audit of the Business of the Loan Parties, which audit was conducted in accordance with GAAP, no Default or Event of Default relating to financial and accounting matters has come to their attention, or if any Default or Event of Default exists, a statement as to the nature thereof.

                  (ii) Monthly Statements. Within thirty (30) calendar days after the end of each calendar month, financial statements (including a balance sheet and cash flow and income statements) showing the financial condition and results of operations of the Loan Parties, as of the end of each such month and for the then elapsed portion of the current fiscal year, together with comparisons to the corresponding periods in the preceding year and the budget for such periods, accompanied by a certificate of an officer that such financial statements have been prepared in accordance with GAAP. In addition, the Loan Parties shall provide monthly profit and loss statements by profit center, with comparisons to the corresponding periods in the preceding year and the budget for such periods.

                  (iii) Format; Certificate of Compliance. If requested by Purchaser, each balance sheet, income statement and cash flow statement furnished to Purchaser pursuant to subsection (i), (ii) or
         (iii) of this Section 7.1(e) will be furnished by an electronic means in Excel spreadsheet format containing such line items and other formatting requirements as may be specified by Purchaser. Each financial statement furnished to Purchaser pursuant to subsections
         (i), (ii) and (iii) of this Section 7.1(e) shall be accompanied by a written certificate signed by the Loan Parties' chief financial officer (A) to the effect that no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Loan Parties to remedy the same, and
         (B) a compliance certificate in the form of Exhibit H showing Loan Parties' compliance with the covenants set forth in Section 7.3.

                  (iv) Accountant Reports. Promptly upon the receipt thereof, copies of all reports, if any, submitted to any of the Loan Parties by independent certified public accountants in connection with each annual, interim or special audit or review of the financial statements of the Loan Parties made by such accountants, including but not limited to, any comment letter submitted by such accountants to management in connection with any annual review.

                  (v) Projections. As soon as available, but in no event later than December 31 of each year, a projection of the Loan Parties' consolidated balance sheet, income, retained earnings and cash flow statements and capital expenditure requirements, respectively, on a monthly basis for the following fiscal year and on an annual basis for the following three fiscal years and comparable actual and budgeted figures for the current year and the months thereof; and within ten
         (10) days after any material update or amendment of any such plan or forecast, a copy of such update or amendment, including a description of and reasons for such update or amendment. Each such projection, update or amendment shall be accompanied by a written certificate signed by Loan Parties' chief financial officer to the effect that it has been prepared on the basis of the Loan Parties' historical financial statements and records, together with the assumptions set forth in such projection and that it reflects expectations, after reasonable analysis, of Loan Parties' management as to the matters set forth therein.

                  (vi) Additional Information. Promptly, from time to time, such other information regarding the compliance by each of the Loan Parties with the terms of this Agreement and the other Purchase Documents or the affairs, operations or condition (financial or otherwise) of the Loan Parties as Purchaser may reasonably request and which is capable of being obtained, produced or generated by the Loan Parties or of which the Loan Parties have knowledge.

         (f) Litigation and Other Notices. Give Purchaser prompt written notice of the following:

                  (i) Orders; Injunctions. The issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any loan or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

                  (ii) Litigation. The notice, filing or commencement of any action, suit or proceeding against any of the Loan Parties whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority and which, if adversely determined against any of the Loan Parties, could result in uninsured liability in excess of $100,000 in the aggregate.

                  (iii) Environmental Matters. (i) Any release or threatened release of any Pollutant required to be reported to any Federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any Removal, Remedial or Response action taken by the Loan Parties or any other person in response to any Pollutant in, at, on or under, a part of or about the Loan Parties' properties or any other property, (iii) any violation by the Loan Parties of any Environmental Law, in each case, which could result in a Material Adverse Effect, or (iv) any notice, claim or other information that the Loan Parties might be subject to an Environmental Liability.

                  (iv) Default. Any Default or Event of Default, specifying the nature and extend thereof and the action (if any) which is proposed to be taken with respect thereto.

                  (v) Material Adverse Effect. Any development in the business or affairs of the Loan Parties which could have a Material Adverse Effect.

                  (vi) Board Meetings. Written notice of each regular meeting of each of the Loan Parties' Board of Directors at least twenty-one (21) days in advance of such meeting and prior written notice of each special meeting of the Board of Directors at least two
         (2) days in advance of such meeting, but in any case such notice shall be delivered no later than the date on which the stockholders of the Board of Directors are notified of such meeting. In addition, each of the Loan Parties will send Purchaser copies of all reports and materials provided to stockholders of their respective Board of Directors at meetings or otherwise.

         (g) ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating thereto and furnish to Purchaser (i) as soon as possible, and in any event within thirty (30) days after the Loan Parties knows or has reason to know thereof, notice of (A) the establishment by the Loan Parties of any Plan, (B) the commencement by the Loan Parties of contributions to a Multiemployer Plan, (C) any failure by the Loan Parties or any of its ERISA Affiliates to make contributions required by
Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or (D) the occurrence of any Reportable Event with respect to any Plan or Multiemployer Plan for which the reporting requirement is not waived, together with a statement of an officer setting forth details as to such Reportable Event and the action which the Loan Parties propose to take with respects thereto, together with a copy of the notice of such Reportable Event given to the PBGC if any such notice was provided by the Loan Parties, and (ii) promptly after receipt thereof, a copy of any notice the Loan Parties may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Multiemployer Plan, or to appoint a trustee to administer any Plan or Multiemployer Plan, and (iii) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

         (h) Maintaining Records; Access to Premises and Inspections. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as any Purchaser may reasonably request (and at any time after the occurrence and during the continuation of a Default or Event of Default), permit any authorized representative designated by Purchaser to visit and inspect the properties and financial records of each of the Loan Parties and to make extracts from such financial records, all at the Loan Parties' reasonable expense, and permit any authorized representative designated by Purchaser to discuss the affairs, finances and conditions of the Loan Parties with the Loan Parties' chief financial officers and such other officers as the Loan Parties shall deem appropriate, and the Loan Parties' independent public accountants.

         (i) Board of Directors. The Company's Board of Directors shall have a maximum of seven (7) members and shall meet not less frequently than quarterly. Purchaser shall be entitled to designate at least one member of the Board of Directors of the Company and of each of the other Loan Parties. The Company's Board of Directors shall have a compensation committee and an audit committee, each of which shall be composed solely of non-employee Directors (with the exception of one member of the Company's management with respect to the Compensation Committee), and Purchaser shall have the right to designate one member of each such committee. In addition, in the event that (i) the Notes have not been fully, finally and indefeasibly paid in full, and (ii) an uncured or unwaived Event of Default of the type specified in Section 8.1(a) shall exist or there shall have been an uncured or unwaived Event of Default as a result of breach of any of the covenants set forth in Section 7.3 herein for four (4) successive calendar quarters or the payment of principal on the Notes is accelerated for any reason, then, in any such event, the Purchaser shall have the right to immediately designate two additional members of the Company's and each other Loan Party's Board of Directors (while maintaining a maximum of seven (7) members, and such right shall continue for twelve (12) months after such Event of Default shall be cured or waived, at which time the right shall expire, provided, however, that should an Event of Default entitling Purchaser to designate such two (2) additional members of the Company's Board of Directors occur after any such cure or waiver, Purchaser shall thereafter have the right to designate a total of three (3) members to the Company's Board of Directors and each other Loan Party's Board of Directors (while maintaining a maximum of seven (7) members). In the event that Purchaser shall waive its right to designate a member of the Board of Directors hereunder, Purchaser shall have the right to designate an observer for all meetings of the Board of Directors and receive (i) notice of all meetings of the Board of Directors (including committees); and (ii) all information provided to the stockholders of the Board of Directors. Such directors or observer shall be entitled to the same compensation as other non-employee members of the Board of Directors and, in any case, to receive reimbursement for reasonable out-of-pocket expenses from the Company incurred in connection with attendance at Board of Directors and committee meetings.

         (j) Pledge of Stock. The upon the establishment, creation or acquisition thereof, as to each such Subsidiary established, created or acquired subsequent to the Closing Date in accordance with Section 7.2(m) below, the Company shall, or (as the case may be) shall cause each of its Subsidiaries to, pledge to Purchaser, as security for payment of the Obligations, pursuant to one or more Pledge Agreements, all Equity Interests owned in the Company by Holdings or by the Company or any such Subsidiary in any such Subsidiaries of the Company of the Loan Parties.

         (k) Future Financings. The Loan Parties shall give to Purchaser an opportunity to participate in any future financings of the Loan Parties which involve the issuance of junior securities.

         7.2 Negative Covenants. The Loan Parties, jointly and severally, covenant that, so long as all or any part of the principal amount of the Notes or any interest thereon shall remain outstanding:

         (a) Indebtedness. None of the Loan Parties shall create, incur, assume guarantee or be or remain liable for, contingently or otherwise, or suffer to exist any Indebtedness, except:

                  (i)      Indebtedness under this Agreement;

                  (ii)     Senior Debt;

                  (iii)    Indebtedness of the Sellers;

                  (iv) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness;

                  (v) Indebtedness not to exceed $1,250,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to Capital Leases; and

                  (vi) Performance and payment bonds in an aggregate amount at any time outstanding not to exceed $5,000,000.

         (b) Negative Pledge; Liens. The Loan Parties shall not create, incur, assume or suffer to exist any Lien of any kind on any of its properties or assets of any kind, except the following (collectively, "Permitted Liens"):

                  (i) Liens on the assets of the Loan Parties created in connection with the Senior Debt, to which Purchaser's Liens under the Security Documents will be subordinate;

                  (ii) Liens for or priority claims imposed by law that are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith and adequate reserves have been set up by the Loan Parties as the case may be; provided, further, that the lien and security interest provided in the Security Documents or any portion thereof created or intended to be created thereby is not, in the opinion of Purchaser, unreasonably jeopardized thereby;

                  (iii) Liens securing the payments of taxes, assessments and governmental charges or levies incurred in the ordinary course of business either (a) not delinquent, or (b) being contested in good faith by appropriate legal or administrative proceedings and as to have set aside on its books adequate reserves, and so long as during the period of any such contest, the Loan Parties shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of the Business;

                  (iv)     Liens listed on the Permitted Liens Schedule;

                  (v)      Liens for purchase money obligators; provided that,
         (a) the purchase of the asset subject to any such Lien is permitted under Section 7.3(e) below; (b) the Indebtedness secured by any such Lien is permitted under Section 7.2(a) above; and (c) the Lien encumbers solely the asset so purchased;

                  (vi) extensions, renewals and replacements of Liens referred to in clauses (i) through (v) of this Section 7.2(b) provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

         (c) Contingent Liabilities. The Loan Parties shall not become liable for any Guaranties, except for the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

         (d) Leases. The Loan Parties shall not, in any Fiscal Year, enter into any leases to the extent that the aggregate annual rental payments thereunder shall exceed $1,800,000.

         (e) Agreements. None of the Loan Parties shall enter into any loan agreements, leases or other agreements that would prevent the Purchaser from curing defaults thereunder.

         (f) Restriction on Fundamental Changes. The Company will not, and will not permit any of the Loan Parties, directly or indirectly, to: (a) amend, modify or waive any term or provision of its Charter Documents or Bylaws, unless and except to the extent required by law or to the extent such amendment, modification or waiver does not have, and would not reasonably be expected to have, a Material Adverse Effect; (b) enter into any transaction of merger or consolidation except: (i) pursuant to the Current Acquisitions on the Closing Date, (ii) in connection with an Approved Acquisition, (iii) that any Subsidiary of the Company may be merged with or into the Company (provided that the Company is the surviving entity) or with or into any other Subsidiary of the Company which is then or immediately thereafter becomes an Affiliate Guarantor, and (iv) that the Company or any of its Subsidiaries may effect a merger solely for the purpose of changing its jurisdiction of incorporation or formation; (c) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) unless (i) the entity in question is not Holdings or the Company and (ii) all, or substantially all, assets of the entity in question are distributed to the Company or one of the Company's Subsidiaries which is then an Affiliate Guarantor; or (d) make any Acquisition, except an Approved Acquisition.

         (g) Affiliate Transactions and Executive Compensation. The Loan Parties shall not make any loan or advance to any director, officer or employee of the Loan Parties or any Affiliate, or enter into or be a party to any transaction or arrangement with any Affiliate of the Loan Parties, including, without limitation, the purchase from, sale to or exchange of property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except pursuant to the reasonable requirements of the Loan Parties' business and upon fair and reasonable terms no less favorable to the Loan Parties than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

         (h) Dividends and Stock Purchases. None of the Loan Parties shall directly or indirectly: declare or pay any dividends or make any distribution of any kind on its outstanding equity securities or any other payment of any kind to any of its stockholders or stockholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash or in property, securities or a combination thereof, any partnership interests or capital accounts or warrants, options or any of its other securities), or set aside any sum for any such purpose; provided, however, that this Section 7.2(h) shall not apply to stock purchases pursuant to Article 9 hereof and shall not prevent dividends, distributions or other payments made in-kind; and provided, further, that so long as no Default or Event of Default shall exist or be continuing hereunder or be created as a result thereof, the Loan Parties may pay cash dividends to Stratford and the holders of the Series C Convertible Preferred Stock and Class A Convertible Preferred Stock on or after the second anniversary of the Closing Date, and provided further that, one hundred eighty
(180) days after the last to occur of (i) the date upon which the final Put Option Closing occurs at which all, or all remaining, Subject Securities are purchased by Holdings, and (ii) all Indebtedness due Purchaser hereunder, including all amounts due and owing the respect to the Notes, have been paid in full, the Series C Convertible Preferred Stock and Class A Convertible Preferred Stock may be redeemed.

         (i) Advances, Investments and Loans. The Loan Parties shall not purchase, or hold beneficially any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to, the formation or acquisition of any Subsidiaries), except:

                  (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition;

                  (ii) United States dollar denominated time deposits, certificates of deposit and bankers acceptances of any bank or any bank whose short-term debt rating from Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P"), is at least A-1 or the equivalent or from Moody's Purchasers Service, Inc. ("Moody's") is at least P-1 or the equivalent with maturities of not more than six months from the date of acquisition;

                  (iii) commercial paper with a rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody's maturing within six months after the date of acquisition;

                  (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

                  (v) Investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above;

                  (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vii) receivables owing to the Loan Parties created or acquired in the ordinary course of business and payable on customary trade terms of the Loan Parties;

                  (viii) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases or in connection with bidding on government contracts;

                  (ix) advances to employees in the ordinary course of business for business expenses; provided, however, that the aggregate amount of such advances at any time outstanding shall not exceed $125,000; and

                  (x) Approved Acquisitions. In determining the amount of Investments, acquisitions, loans, advances and Guaranties, permitted pursuant to this Section 7.2(i), Investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and Guaranties shall be taken at the amount of obligations guaranteed thereby.

         (j) Use of Proceeds. The Loan Parties shall not use any proceeds from the sale of the Notes hereunder, directly or indirectly, for the purposes of purchasing or carrying any "margin securities" within the meaning of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve Board or for the purpose of arranging for the extension of credit secured, directly or indirectly, in whole or in part by collateral that includes any "margin securities."

         (k) Stock Issuances. None of the Loan Parties shall issue any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into capital or equity interests or establish any stock appreciation rights or similar programs based on the value of any of the Loan Parties' equity interests except for (i) in connection with an Approved Acquisition, or (ii) as permitted under Section 7.2(h) above or (iii) in connection with Exempt Shares.

         (l) Disposal of Assets or Subsidiary Stock. The Company will not, and will not permit any of the Loan Parties, directly or indirectly, to: convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or any other Equity Interests in any of the Loan Parties, whether now owned or hereafter acquired, except for: (a) bona fide sales of inventory to customers in the Ordinary Course of Business; (b) transfers of assets by, between or among the Company and the Affiliate Guarantors in the ordinary course of business; and
(c) Asset Dispositions, if, but only if, all of the following conditions are met: (i) the aggregate value of total assets sold or otherwise disposed of in any fiscal year of the Company and its Subsidiaries, based on the sales price received therefor, does not exceed $500,000; (ii) the sale or other disposition is made to a Person which is other than an Affiliate of the Company; (iii) the sole consideration received is cash or property in which the Purchaser has a first priority security interest (subject to Permitted Liens); (iv) the Net Proceeds of such Asset Disposition are applied in repayment of the Notes or the Senior Debt; (v) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, the Company is in compliance with the covenants set forth in Section 7.3 recomputed on a pro forma basis using financial data for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and
(vi) no Default or Event of Default then exists or shall result from such sale or other disposition

         (m) Subsidiaries. None of the Loan Parties shall establish or acquire any Subsidiary, directly or indirectly, to establish, create or acquire any new Subsidiary, except pursuant to Approved Acquisitions; provided, however, that any Subsidiary which is established, created or acquired hereafter either pursuant to an Approved Acquisition or otherwise with the prior written consent of the Purchaser, shall, upon its establishment, creation or acquisition, become an Affiliate Guarantor hereunder by its execution and delivery to the Purchaser of a joinder agreement in substantially the same form of Exhibit I hereto, and the Company shall (or shall cause its applicable subsidiary) to comply with Section 5.1(j) in regard thereto. Except as expressly permitted by this Agreement, no Loan Party shall sell, transfer or otherwise dispose of any Equity Interests in any Subsidiary owned by it, nor permit any Subsidiary to issue any shares of stock of any class whatsoever to any Person other than to a Loan Party. The Loan Parties will take such action from time to time as shall be necessary to ensure that the percentage of the Equity Interests of any class or character owned by it in any Subsidiary on the Closing Date hereof (or, in the case of any newly formed or newly acquired Subsidiary, on the date of formation or acquisition) is not any time decreased, other than by reason of transfers to another Loan Party. In the event that any additional Equity Interests shall be issued by any Loan Party, the respective holder of such Equity Interests shall forthwith deliver to the Purchaser pursuant to a Pledge Agreement any certificates evidencing such Equity Interests, accompanied by undated stock powers executed in blank and to take such other action as the Purchaser shall request to perfect the security interest created therein pursuant to such Pledge Agreement.

         (n) Business. None of the Loan Parties shall engage, directly or indirectly, in any business other than the Permitted Business.

         (o) Fiscal Year; Accounting. None of the Loan Parties shall change its Fiscal Year from ending on December 31 or method of accounting (other than immaterial changes in methods), except as required by GAAP.

         (p) Establishment of New or Changed Business Locations. None of the Loan Parties shall relocate its principal executive offices or other facilities, and shall not establish new business locations or store any inventory or other assets at a location not identified to Purchaser on or before the date hereof, without providing not less than thirty (30) days advance written notice to Purchaser.

         (q) Changed or Additional Business Names. None of the Loan Parties shall change its corporate name or establish new or additional trade names without providing thirty (30) days advance written notice to Purchaser.

         (r) Key Management. None of Key Management shall cease to be permanently employed by the Company full time unless a substitution thereto or deletion thereof shall be approved by the Board of Directors within seventy five (75) days; provided, however, in the event that the Company employs a vice president of operations and a controller, each of which are satisfactory to the Board of Directors, the Company shall have one hundred twenty (120) days to find a replacement for any member of Key-Management which replacement shall be satisfactory to Board of Directors.

         7.3 Financial Covenants. The Company will maintain, and cause each of the other Loan Parties to assist the Company in maintaining, the financial covenants described below:

         (a) Fixed Charge Coverage. The Company shall not permit Fixed Charge Coverage, measured monthly, at the end of each fiscal month of the Company for each Test Period, beginning with the Initial Test Month, to be less than 1.0:1.0 for each Test Period.

         (b) Senior Fixed Charge Coverage. The Company shall not permit Senior Fixed Charge Coverage, measured monthly, at the end of each fiscal month of the Company, for each Test Period, beginning with the Initial Test Month, to be less than (i) 1.10:1.0, through December

31, 1999; (ii) 1.15:1.0, from and after January 1, 2000, through December 31, 2002; and (iii) 1.35:1.0, from and after January 1, 2003.

         (c) Total Debt Coverage. The Company shall not permit its Total Debt Coverage, measured monthly, at the end of each fiscal month of the Company, for each Test Period, beginning with the Initial Test Month, to be greater than (i) 4.40:1.0, through December 31, 1999; (ii) 4.0:1.0, from and after January 1, 2000, through December 31, 2000; (iii) 3.85:1.0, from and after January 1, 2001, through December 31, 2001; (iv) 3.50:1.0, from and after January 1, 2002, through December 31, 2002; and (v) 3.25:1.0, from and after January 1, 2003.

         (d) Senior Debt Coverage. The Company shall not permit its Senior Debt Coverage measured monthly, at the end of each fiscal month of the Company, beginning with the Initial Test Month, to be greater than 2.75.

         (e) Capital Expenditures. The Company will not permit Capital Expenditures in any fiscal year of the Company to exceed One Million Five Hundred Thousand Dollars ($1,500,000).

         (f) Interest Coverage. The Company shall not permit Interest Coverage, measured monthly at the end of each fiscal month of the Company, for each Test Period beginning with the Initial Test Month, to be less than (i) 2.475:1.0, through December 31, 2000, (ii) 2.70:1.0, from and after January 1, 2001, through December 31, 2001; (iii) 2.925:1.0, from and after January 1, 2002, through December 31, 2002; and (iv) 3.15:1.0, from and after January 1, 2003.

         (g) Excess Working Capital. The Company shall not permit Excess Working Capital, at any time, to be less than One Dollar ($1.00).

                                   ARTICLE 8
                               EVENTS OF DEFAULT

         8.1 Events of Default. An Event of Default means the occurrence of one or more of the following described events:

         (a) the Company shall default in the payment of (i) interest on the Notes within five (5) Business Days after its due date or (ii) principal of the Notes when due, whether at maturity, upon notice of prepayment in accordance with Sections 3.4 or 3.5, upon any scheduled payment date or by acceleration or otherwise;

         (b) any of the Loan Parties shall be in default under the terms of any agreement under which any Indebtedness in an aggregate principal amount of $100,000 or more is created in a manner entitling the holder of such Indebtedness to accelerate the maturity of such Indebtedness;

         (c) any representation or warranty herein made by any of the Loan Parties, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished or deemed made or furnished;

         (d) any of the Loan Parties shall default in the performance of any covenant, condition or provision of (i) Section 7.1(e) or (f) and such failure shall continue for five (5) Business Days, or (ii) Sections 4.1(x), 7.1(h) or (i), 7.2 or 7.3;

         (e) any of the Loan Parties shall default in the performance of any other covenant, condition or provision of this Agreement, the Notes or the other Purchase Documents, and such default shall not be remedied for a period of thirty (30) days of the earlier of (i) written notice from the Purchaser to the Company of such default (ii) actual knowledge by any of the Loan Parties of such default or (iii) any applicable notice or cure period therein;

         (f) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any of the Loan Parties in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of any of the Loan Parties or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) days;

         (g) any of the Loan Parties shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any of the Loan Parties or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing;

         (h) both the following events shall occur; (i) a Reportable Event, the occurrence of which would have a Material Adverse Effect which could cause the imposition of a Lien under Section 4068 of ERISA, shall have occurred with respect to any Plan or Plans; and (ii) the aggregate amount of the then "current liability" (as defined in Section 412(l)(7) of the Internal Revenue Code of 1986, as amended) of all accrued benefits under such Plan or Plans exceeds the then current value of the assets allocable to such benefits by more than $100,000 at such time;

         (i) a final judgment which, with other undischarged final judgments against any of the Loan Parties, exceeds an aggregate of $100,000 (excluding judgments to the extent the Loan Parties are fully insured or the deductible or retention limit does not exceed $100,000 and with respect to which the insurer has assumed responsibility in writing), shall have been entered against any of the Loan Parties if, within thirty (30) days after the entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged;

         (j) any Security Document shall at any time after the Closing Date cease for any reason to be in full force and effect or shall cease to create perfected security interests in favor of Purchaser in the collateral subject or purported to be subject thereto, subject to no other Liens other than Permitted Liens shall have been transferred to any Person without the prior written consent of the holders of a majority in principal amount of the outstanding Notes; and

         (k)      a Change of Control shall have occurred.

         8.2      Consequences of Event of Default.

         (a)      Bankruptcy. If an Event of Default specified in paragraphs
(h) or (g) of Section 8.1 hereof shall occur, the unpaid balance of the Notes and interest accrued thereon and all other liabilities of the Loan Parties to the holders thereof hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

         (b) Other Defaults. If any other Event of Default shall occur the holders of a majority of the outstanding principal balance of the Notes may at their option, by written notice to the Loan Parties, declare the entire unpaid balance of the Notes, as the case may be, and interest accrued thereon and all other liabilities of the Loan Parties hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without presentment, demand, protest or (except as expressly required hereby) notice of any kind, all of which are hereby expressly waived.

         (c) Penalty Interest. Following the occurrence and during the continuance of any Event of Default, the holders of the Notes shall be entitled to receive, to the extent permitted by applicable law, interest on the outstanding principal of, and premium and overdue interest, if any, on, the Notes at a rate per annum equal to the interest rate thereon (determined as provided in Section 3.1) plus two hundred (200) basis points.

         (d) Premium. In the event of any acceleration of Notes pursuant to Section 8.2(b) hereof, the Loan Parties shall also pay to holders of Notes the prepayment premium that would otherwise be payable upon any voluntary prepayment of such Notes.

         8.3 Security. Payments of principal of, and premium, if any, and interest on, the Notes and all other obligations of the Loan Parties under this Agreement or the Notes are secured pursuant to the terms of the Security Documents.

                                   ARTICLE 9
                        PUT OPTION AND UNLOCKING RIGHTS

         9.1 Grant of Option. Holdings hereby grants to each holder of Subject Securities (a "Holder") an option to sell to Holdings, and Holdings is obligated to purchase from each Holder under such option (the "Put Option"), all (or such portion as is designated by any such Holder pursuant to Section
9.3 below) of the Subject Securities then owned by such Holder. The Put Option will be effective at any time and from time to time after the earlier to occur
(i) the date five (5) years after the date hereof, (ii) the date of the payment in full of the outstanding principal, interest and fees of the Notes, (iii) the sale of Holdings or the Company or a material portion of their assets, (iv) the redemption of the Preferred Stock, or (v) the occurrence of an Event of Default under (A) Sections 8.1(a), (d), (f) or (g) (excluding with respect to Section 8.1(d), an event of Default arising as a result of a violation of Sections 7.2(d) and (o)).

         9.2 Put Price. In the event that any Holder exercises the Put Option, the price (the "Put Price") to be paid to each such Holder pursuant to this Agreement will be the sum of the amount determined by multiplying the number of shares of Subject Securities for which the Put Option is being exercised (collectively, the "Put Shares") by the Fair Market Value therefor.

         9.3 Exercise of Put Option. If any Holder elects to exercise its Put Option, such Holder shall give notice to Holdings and each other Holder of such Holder's election to exercise the Put Option, specifying, among other things, the date on which the Put Option Closing (as hereinafter defined) shall occur, which date shall not be less than twenty (20) nor more than thirty (30) days after the date of such notice. If a Holder receives such notice of another Holder's exercise of such other Holder's Put Option and the Put Option of the Holder receiving such notice is effective pursuant to Section 9.1, the Holder receiving such notice may elect to exercise its Put Option and designate a Put Option Closing simultaneous with that of such other Holder. The Company will provide each Holder desiring to exercise its Put Option with the name and address of each other Holder. Notwithstanding the foregoing, the right of each Holder to exercise its Put Option shall be an individual and separate right, and the exercise of any Put Option by any Holder shall not be conditioned upon the exercise by any other Holder of its Put Option.

         9.4 Certain Remedies. In the event that Holdings defaults on its obligation to purchase all or any portion of the Put Shares upon exercise of the Put Option by any Holder, the Holder may elect, in addition to any other rights or remedies of such Holder, either to (i) rescind its exercise of the Put Option, in which case the Put Option will continue in full force and effect, or (ii) receive a Note in the form attached hereto as Exhibit A, duly executed by the Loan Parties, payable to the Holder in the principal amount of the Put Price, which Note shall constitute a "Note" for all purposes hereunder and under the Transaction Documents; provided, however, that such Note shall bear interest on the outstanding principal thereof at a rate per annum equal to the Prime Rate, as such may adjust from time to time, plus two hundred (200) basis points per annum; provided, further, that the Loan Parties shall repay the unpaid principal balance of such Note in full, together with all accrued and unpaid interest, fees and other amounts due thereunder, in 60 consecutive equal payments commencing on the first Business Day of the first full month following the execution of such Note and there shall be no premium charged for prepaying such Note.

         9.5 Put Option Closing. Each closing for the purchase and sale of the Put Shares as to which any Holder has notified Holdings of such Holder's intention to exercise the Put Option (a "Put Option Closing") shall occur on the date specified in such notice of exercise. At any Put Option Closing, to the extent applicable, the Holder of the Put Shares will deliver the certificate or certificates evidencing the Put Shares being purchased, duly endorsed in blank. In consideration therefor, Holdings will deliver to the Holder the Put Price, which will be payable at the option of the Holder either
(i) subject to Intercreditor terms by cashier's or certified check or by wire transfer of immediately payable funds to an account designated by such Holder or (ii) by the delivery to the Holder of debt securities of the same type contemplated by clause (ii) in Section 9.4 hereof with the same terms as the Notes. In the event multiple Holders have exercised the Put Option and there is insufficient cash available to pay each such Holder the full amount of funds they have requested pursuant to clause (i) of the preceding sentence, any payment of cash will be made on a pro rata basis among such Holders in proportion to their respective number of Put Share.

         9.6 Unlocking Rights. In the event that at any time after the date five (5) years from the Closing Date, the Company and/or Holdings shall receive a bona fide third-party offer to purchase all or substantially all of the Common Stock or assets of the Holdings and/or the Company, or to merge with either or both of them that would cause the Company's shareholders to receive cash or publicly-traded securities in exchange for their Common Stock, and Purchaser shall have notified the Company that it supports such offer, either
(i) the Company shall accept such offer or (ii) the Company does not accept such offer, Purchaser shall have the right to put all, but not less than all, of its Warrants and underlying Common Stock to the Company in accordance with
Section 9.1 at any time after the date the Company declines to accept such third-party offer, except that the Fair Market Value per share shall be deemed to be equal to the amount of such third-party offer.

                                   ARTICLE 10
                               PREEMPTIVE RIGHTS

         10.1 Limited Preemptive Rights. If after the date of this Agreement, Holdings authorizes the issuance and sale of any units of capital securities or any securities containing options or rights to acquire any units of capital securities (other than in connection with an underwritten public offering or the issuance of such securities in exchange for the securities or assets of another Person as a part of an Approved Acquisition) at any time that Purchaser holds any Common Stock or Warrants, Holdings will offer to sell to Purchaser a portion of such securities equal to the percentage determined by dividing (i) the number of Common Stock and Underlying Common Stock (without duplication) then held by Purchaser by (ii) the number of Common Stock outstanding (on a fully diluted basis). Purchaser will be entitled to purchase such stock or securities at the same price and on the same terms as such are to be offered to any other Person. Purchaser must exercise its purchase rights within thirty (30) days after receipt of written notice from Holdings describing in reasonable detail the stock or securities being so offered, the purchase price thereof, the payment terms and Purchaser's percentage allotment. Upon the expiration of such period of thirty (30) days, Holdings will be free to sell such securities that Purchaser has not elected to purchase during the one hundred twenty (120) days following such expiration on terms and conditions no more favorable to purchasers thereof than those offered to Purchaser. Any securities offered or sold by Holdings after such 90-day period must be reoffered to Purchaser pursuant to the terms of this Section 10.1. Any securities purchased by a Purchaser from Holdings pursuant to this Section 10.1 shall, upon such purchase and thereafter be deemed to be Securities and Registrable Securities for all purposes of this Agreement.

         10.2 Exceptions. The provisions of Section 10.1 shall not apply to issuances of (a) Common Stock in respect of Exempt Securities or (b) other capital stock in connection with rights of existing holders of Preferred Stock as it relates to such Preferred Stock. The provisions of Section 10.1 shall terminate upon the consummation of an Qualified Initial Public Offering of

Holding's Common Stock registered under the Securities Act with an investment banking firm of national reputation as managing underwriter.

                                   ARTICLE 11
                              REGISTRATION RIGHTS

         10.3     Piggyback Registrations.

         (a) Whenever Holdings proposes to register any of its securities under the Securities Act and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), Holdings will give prompt written notice (in any event within three Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities with respect of the proposed offering at least thirty (30) days before the initial filing with the SEC of such registration statement, and offer to include in such filing such Registrable Securities as any such holder may request. Each such holder of Registrable Securities desiring to have Registrable Securities registered under this Section 11.1 shall advise Holdings in writing within fifteen (15) days after the date of receipt of such notice from Holdings, setting forth the amount of such Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.

         (b) The registration expenses of the holders of Registrable Securities will be paid by Holdings in all Piggyback Registrations to the extent provided in Section 11.6.

         (c) If a Piggyback Registration is an underwritten primary registration on behalf of Holdings, and the managing underwriters advise Holdings in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Holdings, Holdings will include in such registration: (i) first, the securities Holdings proposes to sell, (ii) second, the Registrable Securities and other securities requested to be included in such registration by DFW, Stratford, and, subject to underwriter discretion, Clear Investors, LLC, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of units owned by each such holder, and (iii) third, other securities requested to be included in registration.

         (d) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Holding's securities, and the managing underwriters advise Holdings in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, Holdings will include in such registration, the Registrable Securities and other securities requested to be included in such registration, DFW, Stratford, and, subject to underwriter discretion, Clear Investors, LLC, pro rata among the holders of such Registrable Securities and other securities on the basis of the number of units owned by each such holder, and (iii) third, other securities requested to be included in registration.

         (e) If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities who request to be included in such Piggyback Registration. Such approval will not be unreasonably withheld.

         (f) If Holdings has previously filed a registration statement with respect to Registrable Securities pursuant to this Section 11.1, and if such previous registration has not been withdrawn or abandoned, Holdings will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

         11.2     Demand Registration Rights.

         (a) If, at any time after Holdings has filed any registration statement under the Securities Act or the Securities Exchange Act, except with respect to registration statements filed on Form S-8 or any successor form, Holdings receives a written request by the holders of a majority of the Registrable Securities to effect the registration under the Securities Act of such securities, Holdings shall follow the procedures described in this Section
11.2. Within five (5) days of its receipt of such request, Holdings shall give written notice of such proposed registration (a "Demand Registration") to all holders of Registrable Securities, and thereupon, Holdings shall, as expeditiously as possible, use its best reasonable efforts to effect the registration on a form of general use under the Securities Act of the units it has been requested to register in such initial request and in any response to such notice given to Holdings within twenty (20) days after Holding's giving of such notice.

         (b) The Company may not be required to effect a registration pursuant to this Section 11.2 during the first 180 days after the effective date of any registration statement filed by Holdings under Section 11.1 if the holders of Registrable Securities requesting registration have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities.

         (c)      The Company may include in any registration under this
Section 11.2 any other Common Stock or other equity securities (including issued and outstanding Common Stock as to which the holders thereof have contracted with Holdings for "piggyback" registration rights) so long as the inclusion in such registration of such units will not, in the opinion of the managing underwriter of the Common Stock of the stockholders first demanding registration (if the offering is underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the securities sought to be registered by such demanding stockholders or stockholders pursuant to this Section 11.2.

         11.3 S-3 Demand Registration Rights. In addition to the registration rights provided in Sections 11.1 and 11.2 above, if at any time Holdings is eligible to use SEC Form S-3 (or any successor form) for registration of secondary sales of Registrable Securities, any holder of Registrable Securities may request in writing that Holdings register units of Registrable Securities on such form. Upon receipt of such request, Holdings will promptly notify all holders of Registrable Securities in writing of the receipt of such request and each such Holder may elect (by written notice sent to Holdings within thirty (30) days of receipt of Holding's notice) to have its Registrable Securities included in such registration pursuant to this Section 11.3. Thereupon, Holdings will, as soon as practicable, use its best efforts to effect the registration on Form S-3 of all Registrable Securities that Holdings has so been requested to register by such holder for sale. The Company will use its best efforts to qualify and maintain its qualification for eligibility to use Form S-3 for such purposes and will continue to maintain such Form S-3 as a shelf registration under Rule 415 under the Securities Act or any successor rule.

         11.4     Holdback Agreements.

         (a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 under the Securities Act or any successor rule) of equity securities of Holdings, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period (or such longer period, not to exceed 90 additional days, as the managing underwriter shall require) beginning on the effective date of any underwritten Piggyback Registration in which Registrable Securities are included or Demand Registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

         (b) Holdings agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 90-day period beginning on the effective date of any underwritten Piggyback Registration or Demand Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 10% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for its equity securities, purchased from Holdings at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         11.5 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, Holdings will use reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof (including the registration of Warrants held by a holder of Registrable Securities requesting registration as to which Holdings has received reasonable assurances that only Registrable Securities will be distributed to the public), and pursuant thereto Holdings will as expeditiously as possible:

         (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Holdings will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

         (b) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (c) use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Holdings will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdictions, (iii) consent to general service of process in each such jurisdiction or (iv) undertake such actions in any jurisdiction other than the states of the United States of America and the District of Columbia);

         (d) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Holdings will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (e) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Holdings are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statements as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

         (f) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (g) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable

Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a split or a combination of units);

         (h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of Holdings, and cause Holding's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of Holding's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of Holdings, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Holdings in writing, which in the reasonable judgment of such holder and its counsel should be included; and

         (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, Holdings will use its reasonable best efforts promptly to obtain the withdrawal of such order. If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of Holdings and if in its sole and exclusive judgment such holder is or might be deemed to be a controlling person of Holdings, such holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to Holdings in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of Holding's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of Holdings, (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder shall furnish to Holdings an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to Holdings.

         11.6 Registration Expenses. All expenses incident to Holding's performance of or compliance with this Article 11, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for Holdings and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by Holdings (all such expenses, excluding underwriting discounts and commissions, being herein called "Registration Expenses"), will be borne by Holdings. The Company will bear the cost of one set of counsel for the Holders of Registrable Securities participating in any Piggyback Registration or Demand Registration. All underwriting discounts and commissions will be borne by the seller of the securities sold pursuant to the registration.

         11.7     Indemnification.

         (a) Holdings agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Holdings by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after Holdings has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, Holdings will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

         (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to Holdings in writing such information and affidavits as Holdings reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify Holdings, its directors and officers and each Person who controls Holdings (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder;

         (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

         (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event Holding's indemnification is unavailable for any reason.

         11.8 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Holdings or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution.

         11.9 Other Rights. The Company will not grant to any Person any registration rights, unless such rights are fully subordinated to the registration rights of the Holders provided herein.

                                   ARTICLE 12
                      AFFILIATE GUARANTYAFFILIATE GUARANTY

         12.1 The Guarantee. The Affiliate Guarantors hereby jointly and severally guarantee to the Purchaser the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Purchaser under the Purchase Documents, including all Notes, the principal amount of all other debts, claims and indebtedness, including accrued and unpaid interest, and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable under the Purchase Documents whether before or after the filing of a proceeding under the bankruptcy code by or against any Loan Party (collectively, the "Guaranteed Obligations"), in each case strictly in accordance with the terms hereof. The Affiliate Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Affiliate Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         12.2 Obligations Unconditional. The obligations of the Affiliate Guarantors hereunder are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other Loan Document or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than, subject to clause (C) below, full payment and satisfaction of all Guaranteed Obligations), it being the intent of this Section that the obligations of the Affiliate Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Affiliate Guarantors hereunder which shall remain absolute and unconditional as described above:

         (a) at any time or from time to time, without notice to any of the Affiliate Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

         (b) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein on the part of the Company to be done shall fail to be done or be omitted;

         (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other Loan Document shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

         (d) any lien or security interest granted to, or in favor of, the Loan Parties as security for any of the Guaranteed Obligations shall fail to be perfected.

         The Affiliate Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any of the Loan Parties exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other Purchase Document, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

         12.3 Reinstatement. The obligations of the Affiliate Guarantors hereunder shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Affiliate Guarantors jointly and severally agree that they will indemnify each of the Loan Parties on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of legal counsel) incurred by the Loan Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         12.4 Deferral of Subrogation. Each Affiliate Guarantor hereby subordinates to the Loan Parties all rights of subrogation or contribution against the Company, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions hereof until all Obligations (other than any constituting contingent indemnity obligations) are fully paid and satisfied and all Commitments are terminated.

         12.5 Remedies. The Affiliate Guarantors jointly and severally agree that, as between the Affiliate Guarantors and the Loan Parties, the Guaranteed Obligations may be declared to be forthwith due and payable as provided herein (and shall be deemed to have become automatically due and payable in the circumstances provided herein) for purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration in accordance with the terms hereof (whether or not due and payable by the Company) shall forthwith become due and payable by the Affiliate Guarantors for purposes hereof.

         12.6 Instrument for the Payment of Money. Each Affiliate Guarantor hereby acknowledges that its guaranty herein constitutes an instrument for the payment of money.

         12.7 Continuing Guaranty. The guaranty set forth herein is a continuing guaranty, and shall apply to all Guaranteed Obligations, whenever and howsoever arising.

         12.8 Rights of Contribution. The Affiliate Guarantors hereby agree, as between themselves, that if any Affiliate Guarantor shall become an "Excess Funding Guarantor" (as defined below) by reason of the payment by such Affiliate Guarantor of any Guaranteed Obligations, each other Affiliate Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Affiliate Guarantor's "Pro Rata Share" (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the "Excess Payment" (as defined below) in respect of such Guaranteed Obligations. The payment obligation of an Affiliate Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Affiliate Guarantor under the other provisions of this
Section 1.11 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all such obligations. For purposes hereof, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, an Affiliate Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations (iii) "Pro Rata Share" means, for any Affiliate Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all assets of such Affiliate

Guarantor (excluding any shares of stock of any other Affiliate Guarantor) exceeds the amount of all the debts and liabilities of such Affiliate Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Affiliate Guarantor hereunder and any obligations of any other Affiliate Guarantor that have been guaranteed by such Affiliate Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of all of the Affiliate Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Affiliate Guarantor hereunder) of the Affiliate Guarantors, determined (A) with respect to any Affiliate Guarantor that is a party hereto on the Closing Date, as of the Closing Date, and (B) with respect to any other Affiliate Guarantor, as of the date such Affiliate Guarantor becomes an Affiliate Guarantor hereunder.

         12.9 Limitation on Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Affiliate Guarantors hereunder, after giving effect to the contribution rights provided herein above, would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability hereunder, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by any Affiliate Guarantor, any of the Loan Parties or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                   ARTICLE 13
                                 MISCELLANEOUS

         13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) none of the Loan Parties may assign or transfer its rights hereunder or any interest herein or delegate its duties hereunder without the prior written consent of Purchaser and (ii) Purchaser shall have the right to assign its rights hereunder and under the Securities.

         13.2 Modifications, Amendments or Waivers. The provisions of this Agreement may be modified, amended or waived, but only by a written instrument signed by each of the Loan Parties and Purchaser and to the extent such modification, amendment or waiver relates to the Tranche A Notes, the Tranche B Notes, the Warrants or the Underlying Common Stock, by prior written consent of holders of a majority in aggregate principal amount of the outstanding Tranche A Notes or Tranche B Notes or holders of a majority of the Warrants or the Underlying Common Stock, as applicable; provided that no such action will change (i) the rate at which, or the manner in which, interest accrues on the Notes or the times at which such interest becomes payable, (ii) any provision relating to the scheduled payments or prepayments of principal on the Notes, or
(iii) this Section 13.2 without the written consent of all holders of the relevant Notes.

         13.3 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies which Purchaser or any holder of Notes would otherwise have. Any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

         13.4 Reimbursement of Expenses; Taxes. The Loan Parties, jointly and severally, upon demand shall pay or reimburse Purchaser for all fees and expenses incurred or payable by Purchaser (including, without limitation, reasonable fees and expenses of special counsel for Purchaser), from time to time (i) arising in connection with the negotiation, preparation and execution of this Agreement, the Notes, the other Purchase Documents and all other instruments and documents to be delivered hereunder or thereunder or arising in connection with the transactions contemplated hereunder or thereunder, (ii) relating to any amendments, waivers or consents pursuant to the provisions hereof or thereof, and (iii) arising in connection with the enforcement of this Agreement or collection of the Notes. The Loan Parties, jointly and severally, agree to pay and save Purchaser harmless from all liability for any stamp, transfer or other similar taxes which may be payable in connection with this Agreement or the performance of any transactions contemplated hereby.

         13.5 Holidays. Whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

         13.6 Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telecopy, but in such case, a confirming copy will be sent by another permitted means) and mailed via certified mail, telecopied or delivered by guaranteed overnight parcel express service or courier to the respective parties, as follows:

         to the Loan Parties:

                  Clear Communications Group, Inc.
                  440 Interstate North Parkway
                  Atlanta, Georgia 30339
                  Attn:  Stephen F. Johnston, Sr.
                  Telecopy:  (770) 763-5635

         with a copy to:

                  Smith, Gambrell & Russell, LLP
                  Suite 3100, Promenade II
                  1230 Peachtree Street, NE
                  Atlanta, Georgia 30309-3592

                  Attn:  Terry F. Schwartz, Esq.
                  Telecopy: (404) 685-7031

         to Purchaser:

                  American Capital Strategies, Ltd.
                  2 Bethesda Metro Center, Suite 1400
                  Bethesda, Maryland  20814
                  Attn:  President
                  Telecopier:  (301) 654-6714

         with a copy to:

                  Patton Boggs LLP
                  2001 Ross Avenue, Suite 3000
                  Dallas, Texas  75201
                  Attn:  Stanley O. Mayo, Esq.
                  Telecopier:  (214) 758-1550

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by courier or overnight parcel express service; in the case of certified mail, three (3) Business Days after the date sent; or in the case of telecopy, when received.

         13.7 Survival. All representations, warranties, covenants and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the purchase of the Notes and the Warrants and shall continue in full force and effect so long as any Note or Warrant is outstanding and until payment in full of all of the Loan Parties' obligations hereunder or thereunder.

         13.8     Governing Law.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         13.9     Jurisdiction, Consent to Service of Process.

         (a) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELVES AND THEIR PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY MARYLAND STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE STATE OF MARYLAND, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT, OR FOR RECOGNITION OR

ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MARYLAND OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT PURCHASER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT AGAINST THE LOAN PARTIES OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

         (b) THE LOAN PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER PURCHASE DOCUMENT IN ANY MARYLAND OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.6 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         13.10 Jury Trial Waiver. THE LOAN PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         13.11 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

         13.12 Headings. Article, section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         13.13 Indemnity. The Loan Parties, jointly and severally, hereby agree to indemnify, defend and hold harmless Purchaser and its officers, directors, employees, agents and representatives, and its respective successors and assigns in connection with any losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, to which Purchaser may become subject (other than as a result of the gross negligence or willful misconduct of any such Person), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or by reason of any investigation, litigation or other proceedings related to or resulting from any act of, or omission by, any of the Loan Parties or its Affiliates or any officer, director, employee, agent or representative of any of the Loan Parties or its Affiliates with respect to the Transactions, the Notes, Charter Documents, the Bylaws or any agreements entered into in connection with any such agreements, instruments or documents and to reimburse Purchaser and each such Person and Affiliate, upon demand, for any legal or other expenses incurred in connection with investigating or defending any such loss, claim, damage, liability, expense or action. To the extent that the foregoing undertakings may be unenforceable for any reason, each of the Loan Parties agrees to make the maximum contribution to the payment and satisfaction of indemnified liabilities set forth in this Section 13.13 which is permissible under applicable law.

         13.14 Environmental Indemnity. Each of the Loan Parties, and its successors and assigns, hereby releases and discharges, and agrees to defend, indemnify and hold harmless, Purchaser and its Affiliates (including their partners, subsidiaries, customers, guests, and invitees, and the successors and assigns of all of the foregoing, and their respective officers, employees and agents) from and against any and all Environmental Liabilities, whenever and by whomever asserted, to the extent that such Environmental Liabilities are based upon, or otherwise relate to: (i) any Condition at any time in, at, on, under, a part of, involving or otherwise related to the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities); (ii) any action or failure to act of any Person, including any prior owner or operator of the Properties and Facilities (including any of the properties, materials, articles, products, or other things included in or otherwise a part of the Properties and Facilities), involving or otherwise related to the Properties and Facilities or operations of the Loan Parties; (iii) the Management of any Pollutant, material, article or product (including Management of any material, article or product containing a Pollutant) in any physical state and at any time, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv) (including Management either from the Properties and Facilities or from any property covered by clause (iv), and Management to, at, involving or otherwise related to the Properties and Facilities or any property covered by clause (iv)); (iv) Conditions, and actions or failures to act, in, at, on, under, a part of, involving or otherwise related to any property other than the Properties and Facilities, which property was, at or prior to the Closing Date, (I) acquired, held, sold, owned, operated, leased, managed, or divested by, or otherwise associated with,
(A) the Loan Parties, (B) any of the Loan Parties' Affiliates, or (C) any predecessor or successor organization of those identified in (A) or (B); or
(II) engaged in any tolling, contract manufacturing or processing, or other similar activities for, with, or on behalf of the Loan Parties; (v) any violation of or noncompliance with or the assertion of any Lien under the Environmental Laws, (vi) the presence of any toxic or hazardous substances, wastes or contaminants on, at or from the past and present properties and facilities, including, without limitation, human exposure thereto; (vii) any spill, release, discharge or emission affecting the past and present properties and facilities, whether or not the same originates or emanates from such properties and facilities or any contiguous real estate, including, without limitation, any loss of value of such properties and facilities as a result thereof; or (viii) a misrepresentation in any representation or warranty or breach of or failure to perform any covenant made by the Loan Parties in this Agreement. This indemnity and agreement to defend and hold harmless shall survive any termination or satisfaction of the Notes or the sale, assignment or foreclosure thereof or the sale, transfer or conveyance of all or part of the past and present properties and facilities or any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Loan Parties under the Notes.

         13.15 Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         13.16 Integration. This Agreement and the other Purchase Documents set forth the entire understanding of the parties hereto with respect to all matters contemplated hereby and supersede all previous agreements and understandings among them concerning such matters. No statements or agreements, oral or written, made prior to or at the signing hereof, shall vary, waive or modify the written terms hereof.

         13.17 The Company as Agent and Attorney-in-Fact. Each of the Loan Parties other than the Company hereby appoints the Company as its agent and attorney-in-fact for all purposes hereunder and under all of the other Purchase Documents. Such appointment shall be irrevocable and coupled with an interest and Purchaser shall be entitled to rely unconditionally on any writing or other communication that it receives purporting to be delivered pursuant thereto.

                               SIGNATURE PAGE TO
                       NOTE AND EQUITY PURCHASE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LOAN PARTIES:



                                CLEAR COMMUNICATIONS GROUP, INC.


                                By: /s/ Stephen F. Johnston, Sr.
                                   --------------------------------------------
                                    Stephen F. Johnston, Sr.
                                    Chief Executive Officer



                                 CLEAR HOLDINGS, INC.


                                 By: /s/ Stephen F. Johnston
                                    -------------------------------------------
                                    Stephen F. Johnston, Sr.
                                    Chief Executive Officer



PURCHASER:

                                 AMERICAN CAPITAL STRATEGIES, LTD.


                                 By: /s/ Adam Blumenthal
                                    -------------------------------------------
                                    Adam Blumenthal
                                    President

AFFILIATE GUARANTORS:

CLEAR HOLDINGS, INC.                                           TWR LIGHTING, INC.


    By: /s/ Stephen F. Johnston, Sr.                        By: /s/ Stephen F. Johnston, Sr.
       -----------------------------                            ----------------------------
    Name:    Stephen F. Johnston, Sr.                       Name:    Stephen F. Johnston, Sr.
    Title:   Chief Executive Officer                        Title:   Chief Executive Officer


CELLULAR TECHNOLOGY
INTERNATIONAL, INC.                                            CLEAR TOWER CORPORATION


    By: /s/ Stephen F. Johnston, Sr.                        By: /s/ Stephen F. Johnston, Sr.
       -----------------------------                            ----------------------------
    Name:    Stephen F. Johnston, Sr.                       Name:    Stephen F. Johnston, Sr.
    Title:   Chief Executive Officer                        Title:   Chief Executive Officer


SPECIALTY DRILLING, INC.                                       CLEAR PROGRAM MANAGEMENT, INC.


    By: /s/ Stephen F. Johnston, Sr.                        By: /s/ Stephen F. Johnston, Sr.
       -----------------------------                            ----------------------------
    Name:    Stephen F. Johnston, Sr.                       Name:    Stephen F. Johnston, Sr.
    Title:   Chief Executive Officer                        Title:   Chief Executive Officer


TWR TELECOM, INC.                                              ROOKER TOWER COMPANY


    By: /s/ Stephen F. Johnston, Sr.                        By: /s/ Stephen F. Johnston, Sr.
       -----------------------------                            ----------------------------
    Name:    Stephen F. Johnston, Sr.                       Name:    Stephen F. Johnston, Sr.
    Title:   Chief Executive Officer                        Title:   Chief Executive Officer


COMMUNICATIONS DEVELOPMENT
SYSTEMS, INC.                                                  ISDC, INC.


    By: /s/ Stephen F. Johnston, Sr.                        By: /s/ Stephen F. Johnston, Sr.
       -----------------------------                            ----------------------------
    Name:    Stephen F. Johnston, Sr.                       Name:    Stephen F. Johnston, Sr.
    Title:   Chief Executive Officer                        Title:   Chief Executive Officer

                                    ANNEX A
                       INFORMATION RELATING TO PURCHASER

Name and Address                                                              Principal Amount of
of Purchaser                                                                 Notes to be Purchased
----------------                                                             ---------------------
AMERICAN CAPITAL STRATEGIES, LTD.                                   Tranche A Notes
2 Bethesda Metro Center                                             $13,000,000
Suite 1400
Bethesda, MD  20814                                                 Tranche B Notes
                                                                    $4,500,000

                                                                    Warrants to Purchase
                                                                    1,032,763 shares of Common Stock

                                                                    Warrants to Purchase up to a
                                                                    number of shares of Common
                                                                    Stock as permitted in Article 2.

All Notes will be assigned to:

ACS FUNDING TRUST I
c/o AMERICAN CAPITAL STRATEGIES, LTD.,
as Servicer
2 Bethesda Metro Center
Suite 1400
Bethesda, MD  20814

(1)      All payments:

         If by wire:
              Account Name:  ACS Funding
              Trust I
              Account #: 8601046967
              Bank:  LaSalle National Bank, Chicago
              ABA #: 071000505

          If by mail:
              ACS Funding Trust I
              135 South LaSalle Street, Dept 4522
              Chicago, Illinois  60674-4522

          If by overnight parcel service (e.g., FedEx, UPS, etc):
              ACS Funding Trust I

              200 West Monroe Street, Suite 200
              Chicago, Illinois  60606
              Attn:  ACS Funding Trust I, Dept. 4522

          with sufficient information
          to identify the source and
          application of such funds.

(2) All notices of payments and written confirmations of such wire transfers:

American Capital Strategies, Ltd., as Servicer
2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland  20814
Attn:  Comptroller
Telecopier:  (301) 654-6714

(3)       All other communications:
American Capital Strategies, Ltd., as Servicer
2 Bethesda Metro Center, Suite 1400
Bethesda, Maryland 20814
Attn:  President
Telecopier:  (301) 654-6714

                                    ANNEX B


TWR TELECOM, INC., a Texas corporation and wholly-owned Subsidiary of the Company ("TWR");

TWR LIGHTING, INC., a Texas corporation and wholly-owned Subsidiary of the Company ("TLC");

ROOKER TOWER COMPANY, a Tennessee corporation and wholly-owned Subsidiary of the Company ("RTC");

CLEAR PROGRAM MANAGEMENT, INC., a Georgia corporation and wholly-owned Subsidiary of the Company ("CPM");

SPECIALTY DRILLING, INC., a Texas corporation and wholly-owned Subsidiary of the Company ("SDI");

CELLULAR TECHNOLOGY INTERNATIONAL, INC., a Missouri corporation and wholly-owned Subsidiary of the Company ("CTI");

COMMUNICATIONS DEVELOPMENT SYSTEMS, INC., a New Jersey corporation and wholly-owned Subsidiary of the Company ("CDS");

CLEAR TOWER CORPORATION, a Georgia corporation and wholly-owned Subsidiary of the Company ("Tower"); and

ISDC, INC., a Georgia corporation and wholly-owned Subsidiary of the Company.

                              SCHEDULE 7.2(b)(iv)

                            PERMITTED LIENS SCHEDULE


                                    EXHIBITS

EXHIBIT A-1                                     Form of Tranche A Note
EXHIBIT A-2                                     Form of Tranche B Note
EXHIBIT B                                       Form of Warrant
EXHIBIT C                                       Form of Security Agreement
EXHIBIT D                                       Intentionally Omitted
EXHIBIT E                                       Form of Pledge Agreement
EXHIBIT F                                       Form of Landlord Consent
EXHIBIT G                                       Form of Acquisition Certificate
EXHIBIT H                                       Form of Compliance Certificate
EXHIBIT I                                       Form of Joinder Agreement



                                   SCHEDULES

"Seller and Seller Debt Schedule"                          (Section 1.1)
"Corporate Schedule"                                       (Section 5.1(a))
"Litigation Schedule"                                      (Section 5.1(j)
"Environmental Schedule"                                   (Section 5.1(m))
"Properties Schedule"                                      (Section 5.1(r))
"Intellectual Properties Schedule"                         (Section 5.1(s))
"Permitted Liens Schedule"                                 (Section 7.2(b)(iv))


                                     ANNEX

Annex A  Purchaser Information
Annex B  List of Subsidiaries

                               AMENDMENT NO. ONE
                             TO PURCHASE AGREEMENT


         This constitutes Amendment No. One to the Agreement dated November 1, 1999, respecting the American Capital Strategies, Ltd. Purchase of $17,500,000 Senior Subordinated Notes to be Issued by Clear Communications Group, Inc. and the Issuance of Warrants to Purchase Shares of Common Stock of Clear Holdings, Inc. (the "Purchase Agreement").

         The defined terms contained in this Agreement shall have the same meaning as ascribed to them in the Purchase Agreement.

         This Amendment to the Purchase Agreement is dated April 30, 2000 and the Purchase Agreement is amended as follows:

         1.    Notwithstanding any provisions to the contrary contained in
Section 7.1 of the Purchase Agreement respecting "Affirmative Covenants," Purchaser hereby agrees that upon the (i) payment in full of the principal amount of the Notes and all interest thereon and (ii) consummation of a Qualified Initial Public Offering, the affirmative covenants contained in
Section 7.1 shall become null and void and shall be of no further force or effect, so long as the Company is in compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. One to the Purchase Agreement as of the day and year first above written.


                                         THE LOAN PARTIES:

                                         CLEAR COMMUNICATIONS GROUP, INC.

                                         By: /s/ Stephen F. Johnston, Sr.
                                            ------------------------------------
                                            Stephen F. Johnston, Sr.
                                            Chairman and Chief Executive Officer


                                         CLEAR HOLDINGS, INC.

                                         By: /s/ Stephen F. Johnston, Sr.
                                            ------------------------------------
                                            Stephen F. Johnston, Sr.
                                            Chairman and Chief Executive Officer

                                         PURCHASER:


                                         AMERICAN CAPITAL STRATEGIES, LTD.

                                         By: /s/ Roland Cline
                                            ------------------------------------
                                         Name: Roland Cline
                                              ----------------------------------
                                         Title: Vice President
                                               ---------------------------------

                                SECOND AMENDMENT
                                       TO
                           NOTE AND EQUITY AGREEMENT


         This Second Amendment ("Amendment") to the Note and Equity Purchase Agreement, dated as of November 1, 1999, as amended (the "Purchase Agreement"), among American Capital Strategies, Ltd., a Delaware corporation ("ACAS"), Clear Communications Group, Inc., a Georgia corporation (the "Company"), Clear Holdings, Inc., a Georgia corporation ("Holdings"), and the subsidiaries of Holdings signatory thereto (the "Subsidiaries", together with Holdings and the Company, the "Note Parties") is made and entered into as of May 9, 2000.

                                    RECITALS

         WHEREAS, the Note Parties and ACAS entered into the Purchase Agreement, pursuant to which (a) ACAS purchased Tranche A Notes in the original principal amount of $13,000,000, (b) ACAS purchased Tranche B Notes in the original principal amount of $4,500,000 and (c) ACAS purchased and the Company sold and issued warrants to purchase shares of Common Stock of the Company;

         WHEREAS, the Note Parties and ACAS entered into that certain Amendment No. One to Purchase Agreement dated as of April 30, 2000; and

         WHEREAS, the Note Parties and ACAS have agreed to amend the Purchase Agreement as specifically set forth herein.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Unless otherwise specified herein, all capitalized terms herein shall have the same meaning as those terms have in the Purchase Agreement.

         2.       AMENDMENTS.
                  (a) Section 9.1 of the Purchase Agreement is hereby amended by deleting subsection (i) of Section 9.1 and replacing it with "(i) May 9, 2001".

                  (b) Section 9.1 of the Purchase Agreement is further amended by adding the following sentence at the end of such Section 9.1:
"Notwithstanding the foregoing, the right of any Holder to exercise the Put Option shall terminate and have no further force or effect after the consummation of a Qualified Initial Public Offering."


                  (c) Section 9.2 of the Purchase Agreement is amended by adding the following at the end of such Section 9.2:

                  Notwithstanding anything to the contrary contained herein, Holdings shall not be required to pay more than $9,294,867 ("Put Price Limit") in respect of any exercise of the Put Option with respect to the Warrants and Subject Securities. If the Put Price in respect of the exercise of the Put Option with respect to the Warrants and Subject Securities exceeds the Put Price Limit, each Holder shall receive upon exercise of the Put Option (a) an amount in cash equal to the pro rata portion of the Put Price Limit (based on the percentage that the number of Warrants and Subject Securities owned by such Holder bears to the aggregate number of Warrants and Subject Securities owned by all Holders ("Pro Rata Share")) and (b) at the option of such Holder, either (i) a new Warrant evidencing the right to purchase such Holder's Pro Rata Share of the Non-Put Shares (as defined below) or (ii) a certificate evidencing shares of Common Stock equal to such Holders Pro Rata Share of the Non-Put Shares. For purposes of this Section 9.2, Non-Put Shares shall mean the product of (x) the aggregate number of Warrants and Subject Securities prior to exercise of the Put Option multiplied by (y) the quotient determined by dividing (i) the remainder of (A) the Put Price minus (B) Put Price Limit, by (ii) the Put Price with respect to the Common Stock. After the payment by Holdings to the Holders of an amount equal to the Put Price Limit in connection with the exercise of the Put Options, there shall be no further Put Option with respect to the Non-Put Shares.

         3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and all of which when taken together shall constitute a single counterpart instrument. Executed signature pages to any counterpart instrument may be detached and affixed to a single counterpart, which such single counterpart with multiple executed signature pages affixed thereto constituting the original counterpart instrument. All of those counterpart pages shall be read as though one, and they shall have the same force and effect as if all the signers had executed a single signature page.

         4. Reaffirmation. Except as amended hereby, the Agreement shall remain in full force and effect, the parties hereto hereby restate and reaffirm all of the terms and provisions of the Agreement.

                           [Signature page to follow]

         The undersigned have executed this Amendment as of the date first set forth above.


LOAN PARTIES:

CLEAR COMMUNICATIONS GROUP, INC.

By: /s/ Stephen F. Johnston, Sr.
    ----------------------------
    Stephen F. Johnson, Sr.
    Chief Executive Officer


CLEAR HOLDINGS, INC.

By: /s/ Stephen F. Johnston, Sr.
    ----------------------------
    Stephen F. Johnson, Sr.
    Chief Executive Officer


PURCHASER:

AMERICAN CAPITAL STRATEGIES, LTD.


By: /s/ Roland Cline
    ----------------
Name: Roland Cline
Title: Vice President


AFFILIATE GUARANTORS:

CLEAR HOLDINGS, INC.                          TWR LIGHTING, INC.

By: /s/ Stephen F. Johnston, Sr.              By: /s/ Stephen F. Johnston, Sr.
    ----------------------------                  ----------------------------
Name:  Stephen F. Johnson, Sr.                Name:  Stephen F. Johnson, Sr.
Title: Chief Executive Officer                Title: Chief Executive Officer


CELLULAR TECHNOLOGY
INTERNATIONAL, INC.                           CLEAR TOWER CORPORATION

By: /s/ Stephen F. Johnston, Sr.              By: /s/ Stephen F. Johnston, Sr.
    ----------------------------                  ----------------------------
Name:  Stephen F. Johnson, Sr.                Name:  Stephen F. Johnson, Sr.
Title: Chief Executive Officer                Title: Chief Executive Officer

    SPECIALTY DRILLING, INC.                   CLEAR PROGRAM MANAGEMENT, INC.

By: /s/ Stephen F. Johnston, Sr.             By: /s/ Stephen F. Johnston, Sr.
   -----------------------------                -----------------------------
Name:  Stephen F. Johnston, Sr.              Name:  Stephen F. Johnston, Sr.
Title: Chief Executive Officer               Title: Chief Executive Officer


TWR TELECOM, INC.                             ROOKER TOWER COMPANY

By: /s/ Stephen F. Johnston, Sr.             By: /s/ Stephen F. Johnston, Sr.
   -----------------------------                -----------------------------
Name:  Stephen F. Johnston, Sr.              Name:  Stephen F. Johnston, Sr.
Title: Chief Executive Officer               Title: Chief Executive Officer


   COMMUNICATIONS DEVELOPMENT                            ISDC, INC.
   SYSTEMS, INC.

By: /s/ Stephen F. Johnston, Sr.             By: /s/ Stephen F. Johnston, Sr.
   -----------------------------                -----------------------------
Name:  Stephen F. Johnston, Sr.              Name:  Stephen F. Johnston, Sr.
Title: Chief Executive Officer               Title: Chief Executive Officer